                                                                   EXHIBIT 10.19
                             BASIC LEASE INFORMATION

                        LEASE DATED AS OF JANUARY 7, 2000


LANDLORD:                  ACRE HPC, LLC

TENANT:                    The Holmes Group, Inc.

COMMENCEMENT DATE:         As of December 1, 1999

RENT COMMENCEMENT
DATE: As to the warehouse component of the Improvements, September 1, 2000. As to the office building component of the Improvements, December 1, 2000.


LEASE EXPIRATION
DATE: December 31, 2015, unless extended pursuant to paragraph 3(c) of this Lease.



PRIMARY TERM FIXED RENT:   The annual Fixed Rent during the Primary Term of
                           this Lease shall be payable monthly in advance as follows:



(a) From the date of delivery of this Lease to but not including the Rent Commencement Date, no Fixed Rent shall be payable, but Tenant shall be responsible for Additional Rent during such period, as provided in the Lease.

(b) Subject to subparagraph (d) below, from September 1, 2000 through November 30, 2000, Fixed Rent shall be paid at the annual rate of $1,472,520, and shall be payable on the fifteenth day of each month commencing September 15, 2000.

(c) Subject to subparagraph (d) below, from December 1, 2000 through August 31, 2002: at the annual rate of $2,265,415, 1/12 of which shall be payable in advance on the fifteenth day of each month, commencing on December 15, 2000. If Tenant requests Landlord to approve change orders involving any cost in connection with the construction of the Improvements on the Premises which exceed the guaranteed maximum price under the Construction Contract or if the Mortgagee requires Landlord to invest funds in excess of the guaranteed maximum price under the Construction Contract in order to complete the Premises, and Landlord actually advances funds for such purpose (which Landlord agrees to do to the extent of the first $500,000 which is shown as the contingency in the initial Project Budget), then Fixed Rent shall be increased by an amount determined by using an annual rental constant of 11.7% on the first $500,000 of such Landlord advances and 12.5% on any amounts in excess of $500,000, which increased rentals shall be confirmed by a supplement to this Lease. Notwithstanding the preceding sentence, Tenant shall have the right for ten

         (10) days after submission of a requisition to advance funds to pay the costs in excess of the guaranteed maximum price under the Construction Contract, in which case there will be no increase in Fixed Rent in respect of the amounts so paid by Tenant; such payment shall not be deemed to be Additional Rent, but shall be accounted for as a leasehold improvement. If the Improvements are not Substantially Complete by December 1, 2001 for reasons of force majeure which excuse timely performance under the Construction Contract, then Landlord may invest such further funds as it in good faith deems necessary to bring the Improvements to Substantial Completion, and annual Fixed Rent will be increased by 12.5% of any sums expended for such purpose (in addition to those funds described in the preceding sentence) which increased rents shall be confirmed by a supplement to this Lease. If solely by reason of force majeure as described in the Construction Contract, the Improvements are not Substantially Complete by December 1, 2000, Fixed Rent shall be reduced to the product of (x) the then applicable rate of interest on the Mortgage, and (y) the excess of the total amount of the Project Budget over the amount then secured by the Mortgage; such reduction shall terminate as additional funds are drawn down under the Mortgage. Upon Final Completion of the Improvements, if the amount Landlord has invested in the Premises (including amounts represented by the Mortgage) is less than the total amount of the Project Budget, then annual Fixed Rent for the first thirty-six months of the Term shall be reduced by 8% of the excess of the total amount of the Project Budget over the amount so invested by Landlord. If Tenant has, pursuant to this paragraph, paid for a portion of construction because Mortgagee refused to fund a portion of a requisition due to the fact that certain line items of the Project Budget were being exceeded, and if after Final Completion of the Improvements, the Project Budget has not been exceeded in the aggregate and Landlord may draw down funds from Mortgagee, Landlord agrees to draw such funds to the extent of construction costs paid by Tenant for the reasons set forth in this sentence, and to pay such proceeds to Tenant (in which case the Fixed Rent will be appropriately increased). If Landlord has invested additional equity funds because Mortgagee refused to fund a portion of a requisition due to the fact that certain line items of the Project Budget were being exceeded, Landlord agrees to draw down funds from Mortgagee to the extent available and as soon as possible under the terms of the Loan Documents in order to result in the capitalization of the Premises being 25% equity and 75% debt, provided that Landlord shall receive an equity return of 15% per annum on such additional equity funds (pro rated for any period shorter than one year).

(d) Beginning September 1, 2002, annual Fixed Rent shall be the annual Fixed Rent payable during the preceding annual period and increased (but not decreased) in such month and every thirty-six months thereafter during the Primary Term by the lesser of (x) a dollar amount equivalent to the product of (a) the annual Fixed Rent payable during the immediately preceding period, and (b)(i) the percentage increase in the All Urban Consumer Price Index - All Items, All Cities over the immediately preceding three year period, multiplied by (ii) 1,000, or
         (y) 6.75% of the annual Fixed Rent payable during the immediately preceding period, one twelfth (1/12th) of which shall be payable in advance on the fifteenth day of month, beginning on September 15, 2002. There shall be no adjustment in the date or the amount of the triennial re-set of Fixed Rent in the event one component of the Improvements is Substantially Complete before the other.




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(e)      Tenant shall receive a credit against Fixed Rent for the net amount of any liquidated damages under the Construction Contract when such damages are actually received by Landlord, it being understood that Landlord has no duty to seek such damages under the Construction Contract, although Tenant shall have the right to seek such damages pursuant to the rights granted to Tenant in Section 8 and 30 of this Lease for the account of Landlord. Receipt by Landlord shall include receipt by Mortgagee when Mortgagee applies such amount against the principal secured by a Mortgage, in which case the credit shall be in an amount equal to reduction in monthly debt service on the Mortgage; if there is no reduction in debt service on the Mortgage, then such net amount shall be paid to Tenant upon the earlier to occur of (x) the maturity of the debt secured by the Mortgage, (y) the refinancing of such Mortgage, and (z) the sale of the Premises by the Landlord.

EXTENSION TERM RENT:         The annual Fixed Rent during each Extension Term
-------------------          shall be the amount of Fixed Rent payable during
                             the last year of the preceding Term of this Lease, increased (but not decreased) on the first day of the thirty-seventh month after the last increase in Fixed Rent under this Lease, and every thirty-six months thereafter by the lesser of (x) a dollar amount equivalent to the product of (a) the annual Fixed Rent payable during the immediately preceding period and (b) the percentage increase in the All Urban Consumer
                             Price Index - All Items All Cities over the immediately preceding three year period, multiplied by (ii) 1,000, and (y) 6.75%, payable monthly in advance.



LANDLORD ADDRESS
FOR PAYMENT:                 ---------------------------
                             ---------------------------
                             ---------------------------


TENANT ADDRESS:              The Holmes Group, Inc.
                             233 Fortune Boulevard
                             Milford, Massachusetts 01757

                                 LEASE AGREEMENT


                                     Between


                                  ACRE HPC, LLC

                                   as Landlord


                                       and


                             THE HOLMES GROUP, INC.

                                    as Tenant








                           Dated as of January 7, 2000

                                TABLE OF CONTENTS

                                                                          PAGE

DEFINITIONS..................................................................2

1.       DEMISE OF PREMISES; QUIET ENJOYMENT.................................6

2.       USE.................................................................7

3.       TERM................................................................8

4.       RENTAL..............................................................8

5.       TAXES...............................................................9

6.       NET LEASE; NON-TERMINABILITY.......................................11

7.       SERVICES...........................................................12

8.       REPAIRS AND MAINTENANCE; REPLACEMENT...............................13

9.       DESTRUCTION OF OR DAMAGE TO PREMISES...............................14

10.      INSURANCE, HOLD HARMLESS AND INDEMNIFICATION.......................16

11.      COMPLIANCE WITH LAWS, COVENANTS....................................19

12.      PARTIAL TAKING.....................................................20

13.      SUBSTANTIAL TAKING.................................................21

14.      DEFAULT:   EVENTS OF DEFAULT.......................................22

15.      REMEDIES...........................................................23

16.      SUBORDINATION......................................................26

17.      LANDLORD'S RIGHT OF ENTRY..........................................27

18.      NOTICES............................................................27

19.      ESTOPPEL CERTIFICATES; FINANCIAL DATA..............................29

20.      MECHANICS'  LIENS..................................................30



                                        i

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21.      END OF TERM........................................................31

22.      ALTERATIONS........................................................32

23.      MEMORANDUM OF LEASE ...............................................35

24.      SUBLETTING/ASSIGNMENT..............................................35

25.      HAZARDOUS MATERIAL.................................................37

26.      EARLY TERMINATION..................................................40

27.      TENANT ALLOWANCE; FINANCING........................................40

28.      REPRESENTATIONS AND WARRANTIES OF TENANT...........................41

29.      REPRESENTATIONS AND WARRANTIES OF LANDLORD.........................43

30.      LANDLORD'S WORK....................................................44

31.      RESERVED...........................................................47

32.      TENANT'S RIGHT OF FIRST REFUSAL....................................47

33.      MISCELLANEOUS PROVISIONS...........................................48


                                       ii

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EXHIBITS:

A.       LEGAL DESCRIPTION - LAND
B.       DESCRIPTION OF EQUIPMENT, PERSONAL PROPERTY AND FIXTURES
C.       PERMITTED ENCUMBRANCES
D.       PROJECT BUDGET





                                       iii

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         THIS LEASE, made and entered into as of January 7, 2000 (together with all amendments and supplements hereto, this "Lease"), by and between ACRE HPC, LLC, a Delaware limited liability company with offices c/o American Corporate Real Estate LLC, 800 Third Avenue, 40th Floor, New York, New York 10022 (together with any successor or assigns, hereinafter called the "Landlord") and THE HOLMES GROUP, INC., a Massachusetts corporation having an address at 233 Fortune Boulevard, Milford, Massachusetts 01757 (together with any permitted successor or assigns, hereinafter collectively called the "Tenant").


                                    RECITALS

A. Capitalized terms used in these recitals and elsewhere in this Lease and not otherwise defined herein have the meanings set forth in the definitions section immediately following these recitals.

B. Landlord has acquired the land described on EXHIBIT A hereto (the "Land") and has engaged Consigli Construction Co., Inc., a Massachusetts corporation having an address at 72 Sumner Street, Milford, Massachusetts 01757 (together with any permitted successor or assign under the Construction Contract, "General Contractor") to cause the design and construction and installation of the Improvements on the Land pursuant to the Approved Plans.

C. Landlord and Tenant agree that Tenant should have certain rights and obligations with respect to Landlord's Work and the parties desire to set forth such rights and obligations upon the terms and conditions set forth in this Lease.

D. In connection with its acquisition of the Land and its engagement of General Contractor to cause the construction of certain of the Improvements thereon, Landlord has obtained financing in the principal amount of up to Seventeen Million Four Hundred Thousand Dollars ($17,400,000) (the "Construction Loan") from Fleet National Bank ("Lender") pursuant to the terms and conditions of the Construction Loan Documents.

E. Landlord desires to lease the Land and the Improvements to Tenant, and Tenant desires to lease the Land and Improvements from Landlord.

F. Tenant has received and reviewed copies of the Construction Contract and the Construction Loan Documents and is fully aware of the terms and conditions thereof.

G. Tenant has been fully involved in the testing and preparation of the Land for the construction of the Improvements and the drafting and review of the Approved Plans to date. Tenant is satisfied that the Premises are acceptable (or will be acceptable upon completion of the Improvements) to Tenant for its business purposes, subject to its review and approval of the plans not yet prepared which shall be included in the term "Approved Plans".

NOW, THEREFORE, in consideration of the following agreements and covenants, the mutual sufficiency of which is hereby acknowledged, the parties agree as follows:


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                                   DEFINITIONS

Capitalized terms used herein shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

         "ADDITIONAL RENT" means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others, but shall exclude capital investments of the character described in paragraph (c) of the Basic Lease Information or alterations of the character described in paragraph 22. In the event of casualty which damages the Improvements while the Construction Loan is outstanding, and Landlord, if such casualty occurs prior to Substantial Completion of the component in question, determines in the exercise of commercially reasonable judgment that the affected Improvements can be restored, but that such restoration is not reasonably anticipated to be completed prior to the initial maturity of the Construction Loan, then Landlord shall exercise its right to extend the term of the Construction Loan for a period not to exceed one (1) year. If Landlord is required to so extend the term of the Construction Loan for the sole purpose of permitting restoration of the Improvements while the Construction Loan is outstanding, Additional Rent shall include an amount equal to the extension fee, if any, charged by the construction lender for so extending the Construction Loan and an amount equal to any increased interest or other charges imposed by the construction lender during the period of such extension. Moreover, if solely as a result of (i) an Event of Default under this Lease which has occurred and is continuing or (ii) a default by Tenant under any loan or credit agreement to which it is now or hereafter a party in connection with which a creditor gives Tenant a notice of default which default has not been waived by such creditor or cured, the lender declares a default under the Construction Loan, Tenant shall pay as Additional Rent any fees, costs, and increased interest imposed by the construction lender in order for such construction lender to waive such default.

         "AFFILIATES" means entities controlled by, controlling or under common control with Tenant.

         "APPRAISER" means the firm or person that has prepared and delivered the Closing Appraisal and any "bringdowns" thereof in accordance with the terms of this Lease.

         "APPROVED PLANS" means the plans and specifications prepared and to be prepared by the Architect and other design professionals and approved by Landlord and Tenant pursuant to this Lease and approved by Lender pursuant to the Construction Loan Documents, as the same may be modified from time to time by Change Orders or otherwise in accordance with the terms of this Lease, the Construction Contract and the Construction Loan Documents.

         "ARCHITECT" means Adam Kornafel of AM Design Architects, Inc., a Connecticut corporation with an address at 700 Plaza Middlesex, Middletown, CT 06457, Massachusetts Registration No. 10437.

         "BASIC LEASE INFORMATION" means the pages preceding this Lease which are hereby incorporated by reference.

         "CHANGE ORDER" has the meaning set forth in the Construction Contract.

         "CLOSING APPRAISAL" means an MAI appraisal in form and substance acceptable to Landlord and provided to Landlord on or prior to the Closing Date which indicates an estimated fair market value and useful life of the Premises on the Closing Date, assuming construction of the Improvements in accordance with the Approved Plans.

         "CLOSING DATE" means January 14, 2000.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMENCEMENT DATE" has the meaning specified in the Basic Lease Information.

         "COMPLETION DATE" means the date on which either component of the Improvements is Substantially Complete, and all certificates, waivers and other instruments, agreement and other documents required to satisfy the definition of "Substantially Complete" pursuant to the terms of the Construction Contract have been executed and delivered as required thereunder.

         "CONSTRUCTION CONTRACT" means that certain Standard Form of Agreement Between Owner and Design Builder dated as of January 7, 2000 entered into by and between Landlord and the General Contractor, together with that certain Rider attached thereto dated as of January 7, 2000, and together with all other amendments thereto from time to time.

         "CONSTRUCTION LOAN" has the meaning specified in the recitals hereof.

         "CONSTRUCTION LOAN DOCUMENTS" means (i) that certain $17,400,000 Construction Loan Agreement dated as of January 7, 2000, by and between Landlord and Lender, (ii) that certain Promissory Note in the principal amount of $17,400,000 dated as of January 7, 2000, by Landlord, as maker, to Lender, as Payee, (iii) that certain Mortgage and Security Agreement dated as of January 7, 2000, by Landlord, as mortgagor, to Lender, as mortgagee, (iv) that certain Assignment of Leases and Rents dated as of January 7, 2000, by Landlord, as assignor, to Lender, as Assignee, (v) that certain Collateral Assignment and Security Agreement in respect of Contracts, Licenses and Permits dated as of January 7, 2000, by Landlord, as assignor, and Lender, as assignee, and (vi) any other agreements and instruments evidencing or entered into in connection with the Construction Loan as of the date hereof.

         "COST OF THE PROJECT" means at any time the sum of (i) the cost of acquisition of the Land, (ii) the cost of design, acquisition, construction, financing and installation of the Improvements pursuant to the Construction Contract, (iii) certain transaction costs relating to the acquisition of the Land and to transactions contemplated by this Lease, the Construction Contract and the Construction Loan Documents, including construction period interest, acquisition fees, legal fees and expenses, appraisal fees, asset management fees, environmental site assessment fees and title and survey expenses, and (iv) the costs of ownership of the Land and Improvements arising during or attributable to the period from the Commencement Date through the Completion Date, all as determined in good faith by Landlord and Tenant and accompanied by supporting documentation and materials satisfactory to Landlord.

         "DEFAULT" means any event or circumstance that with the passage of time or the giving of notice or both would constitute an Event of Default hereunder.

         "ENVIRONMENTAL LAWS" is defined in paragraph 25(b) of this Lease.

         "EVENT OF DEFAULT" is defined in paragraph 14 of this Lease.

         "EXTENSION TERM" is defined in paragraph 3(b) of this Lease.

         "FINAL COMPLETION" has the meaning specified in the Construction Contract.

         "FIRST MORTGAGE" or "MORTGAGE" shall mean a first mortgage on the Premises given by Landlord to the Lender to secure a loan financing or refinancing the Landlord's interest in the Premises.

         "FIXED RENT" is defined in paragraph 4 of this Lease.

         "GENERAL CONTRACTOR" has the meaning set forth in the recitals to this Lease.

         "IMPOSITION" means the various taxes and other charges referred to in paragraph 5, the present and future governmental laws and regulations more specifically described in paragraph 11.

         "IMPROVEMENTS" means the interest of Landlord in all of the buildings, structures, improvements, and all building fixtures therein (including, without limitation, parking areas and driveways) now or hereafter located on the Land, including the improvements described in the recitals to this Lease which are to be constructed pursuant to the Construction Contract, and including without limitation the equipment, personal property and fixtures described on EXHIBIT B hereto.

         "INDEMNIFIED PARTIES" means Landlord and its shareholders, officers, directors, partners, employees, attorneys and agents, licensees, and any holder of any beneficial interest in any of them, or their successors and assigns, provided that until Final Completion of a component of the Improvements, the term "Indemnified Parties" with respect to such component shall mean Landlord only.

         "LAND" means the land, but none of the Improvements thereon, described in EXHIBIT A hereto.

         "LANDLORD" is defined in the first paragraph of this Lease.

         "LANDLORD'S AUTHORIZED REPRESENTATIVES" means any of R. Michael Dorsch III, H. Cabot Lodge III or Barclay G. Jones III.

         "LANDLORD'S WORK" means the construction of the Improvements shown or described on the Approved Plans pursuant to the Construction Contract.

         "LAWS" means all federal, state and local laws, ordinances, rules, regulations and requirements which have been enacted as of the date of this Lease and which are or will become applicable to the Premises including, without limitation, all building laws, health codes, safety rules, handicapped access laws (including the Americans with Disabilities Act) and zoning subdivision laws and regulations.

         "LEASE" is defined in the first sentence of this Lease.

         "LEASE EXPIRATION DATE" has the meaning specified in the Basic Lease Information.

         "MEMORANDUM OF LEASE" means any short form or memorandum of this Lease executed and delivered by Landlord and Tenant for recording purposes.

         "MORTGAGEE" shall mean Lender and any other holder of a First Mortgage with respect to the Premises or any part thereof.

         "OFFER AMOUNT" means the Landlord's total investment in the Premises, including Costs of the Project and any other money invested in the Premises. At the date hereof, the parties estimate the Offer Amount will be $21,457,000, but will be increased if costs in excess of those specified in the Construction Contract are incurred by Landlord.

         "OFFER NOTICE" is defined in paragraph in paragraph 32(a) of this Lease.

         "OPERATIVE DOCUMENTS" means this Lease, the Memorandum of Lease, the Construction Contract, and the Construction Loan Documents.

         "OVERDUE RATE" means the greater of (x)thirteen percent (13%) per annum or (y) four percent (4%) plus the prime or base interest rate of money center banks as reported from time to time in the Wall Street Journal, but in any event, if lower, the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes).

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

         "PERMITTED ENCUMBRANCES" means:

             (a) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises, which are not due and payable;

             (b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters affecting the title to the Premises or any part thereof set forth in Schedule B to the policy of owner's title insurance (or commitments therefor) delivered to and accepted by Landlord with respect to the Premises in connection with the delivery of this Lease as shown on EXHIBIT C attached hereto;

             (c)  This Lease and the rights of Tenant hereunder; and

             (d) Utility easements benefiting the Premises in such location and in form and substance acceptable to Landlord and Tenant.

         "PRIMARY TERM" is defined in paragraph 3(a) of this Lease.

         "PREMISES" is defined in paragraph 1 of this Lease.

         "PROJECT BUDGET" means the budget for the acquisition of the Land and construction of the Improvements attached hereto as EXHIBIT D. The Project Budget may be increased by up to $500,000, which Landlord has agreed to fund as provided in the Basic Lease Information.

         "RENT" means Fixed Rent and Additional Rent.

         "RENT COMMENCEMENT DATE" has the meaning specified in the Basic Lease Information.

         "SITE ASSESSMENTS" is defined in paragraph 25(d) of this Lease.

         "SITE REVIEWERS" is defined in paragraph 25(d) of this Lease.

         "SUBSTANTIALLY COMPLETE and "SUBSTANTIAL COMPLETION" have the meanings, with respect to either the warehouse component or the office building component of the Improvements, as specified in the Construction Contract.

         "TENANT'S TRADE FIXTURES" means all personal property of Tenant in or on the Premises which is not necessary for the operation of the Improvements.

         "TERM" means the Primary Term, together with the Extension Terms.

         "TERMINATION DATE" is defined in paragraph 13 of this Lease.



1.       DEMISE OF PREMISES; QUIET ENJOYMENT

         (a) Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises (it being understood that the Improvements will be built after the Commencement Date), IN ITS "AS IS" CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY WAIVED AND RENOUNCED BY TENANT), consisting of the Landlord's interest in the Land, the Improvements, together with any easements, rights, and appurtenances in connection therewith or belonging to said Land and Improvements, all being collectively hereinafter referred to as "the Premises". No easement for light, air or view is included with or appurtenant to the Premises. The foregoing disclaimer has been negotiated by Landlord and Tenant, each being represented by independent counsel, and is intended as a complete negation of any representation or warranty by Landlord, express or implied.

         (b) Landlord covenants with Tenant, that upon the payment of the Fixed Rent and Additional Rent and the performance of all the terms of this Lease, Tenant shall at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through, or under Landlord. Exercise by Landlord of its rights to come upon the Premises as set forth in this Lease shall not constitute a violation of this paragraph.

         (c) Landlord hereby assigns to Tenant, without representation or warranty, for the duration of this Lease, all warranties relating to the design, construction, materials, equipment and services relating to the Premises to facilitate Tenant's performance of its obligations hereunder. The foregoing assignment shall automatically terminate and all rights in the representations and warranties thereby assigned shall revert to Landlord effective upon the expiration or termination of this Lease. If any such warranty is, by its terms, not assignable by Landlord, then Tenant shall have the right to enforce such warranty in the name and on behalf of Landlord, all at Tenant's expense, and Landlord shall hold any such unassignable warranty interest in trust for the benefit of Tenant for the duration of this Lease.


2.       USE

         Tenant may, subject to applicable zoning restrictions and any recorded covenants or restrictions, use and occupy the Premises for office, warehouse, research & development, light manufacturing and assembly, and repair/refurbishing purposes only. Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof. With the consent of Landlord, which shall not be unreasonably withheld, Tenant may use the Premises for other lawful purposes that do not decrease the value or utility of the Premises, increase the cost of insurance on the Premises or increase the risk of environmental contamination of the Premises.

3.       TERM

         a. The term of this Lease shall be for a period of approximately sixteen (16) years (the "Primary Term") and shall commence on the Commencement Date and end on the Lease Expiration Date.

         b. Tenant shall have the right, at its option, to extend the Primary Term of this Lease, for three (3) extension terms (the "Extension Terms"), which shall extend the Primary Term for an additional five (5) years each. Each Extension Term shall commence on the day after the expiration of the preceding term and shall expire on the fifth (5th) anniversary of the Lease Expiration Date in the case of the first Extension Term, on the tenth (10th), anniversary of the Lease Expiration Date in the case of the second Extension Term, and on the fifteenth (15th) anniversary of the Lease Expiration Date in the case of the third Extension Term. Subject to the next sentence, the option to extend the Term of this Lease as described above shall be deemed exercised by Tenant, unless at least eighteen (18) months prior to the Lease Expiration Date or expiration of the Extension Term, as the case may be, Tenant shall have delivered notice to Landlord of Tenant's irrevocable decision to terminate this Lease on the Lease Expiration Date or expiration of the applicable Extension Term, as the case may be. Landlord shall give Tenant notice of its right to terminate this Lease, such notice to be given at any time after the twenty-fourth (24th) month prior to the Lease Expiration Date; failure of Landlord to deliver such notice shall not be a default and shall have the effect of extending the date for Tenant to give its notice to terminate this Lease pursuant to this Section 3 to a date that is ten (10) business days after Landlord gives such notice to Tenant with such termination effective eighteen
(18) months after the date Landlord gave such reminder notice to Tenant. Subject to the provisions of paragraph 4, the terms and conditions of this Lease shall apply to each Extension Term with the same force and effect as if such Extension Term had originally been included in the Primary Term of the Lease. The right of Tenant to the Extension Terms shall be conditioned upon this Lease being in full force and effect as of the Lease Expiration Date or expiration of the first, second and third Extension Term, as the case may be. The Primary Term, together with any Extension Term, shall constitute the "Term" of this Lease.


4.       RENTAL

         a. Tenant shall pay to Landlord the following amounts as rent for the
Premises:

               i. During the Term of this Lease from and after the Rent Commencement Date, Tenant shall pay to Landlord, as fixed monthly rent, the amount of monthly rent specified in the Basic Lease Information (the "Fixed Rent").

               ii. Throughout the Term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated Additional Rent. Such additional Rent shall not include capital investments of the character described in paragraph (c) of the Basic Lease Information or paragraph 22 hereof. As used in this Lease, "Rent" shall mean and include all Fixed Rent and Additional Rent payable by Tenant in accordance with this Lease.

         b. It is the intention of Landlord and Tenant that the Fixed Rent payable by Tenant to Landlord during the entire term of this Lease shall be as specified in the Basic Lease Information and shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance and repair of the Premises in accordance with this Lease. After Substantial Completion of each component of the Improvements, Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance or repair of such components of the Premises during the term of this Lease, and after Substantial Completion of each component of the Improvements, Tenant shall manage, operate, maintain and repair such component of the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generality of the foregoing, throughout the entire Term of this Lease, Tenant shall pay, as Additional Rent, after Substantial Completion of each component of the Improvements, all premiums for all property and liability insurance covering the such component(s) required hereunder. Throughout the term of this Lease, Tenant shall pay all Property Taxes (as defined in paragraph 5(a)) and all Other Taxes (as defined in paragraph 5(b)) that accrue during or are allocable to the terms of this Lease.

         c. Subject to Landlord's exercise of its one-time right to change payment dates as specified in paragraph (d) of the Basic Lease Information, Tenant shall pay all Fixed Rent to Landlord, in advance, on or before the fifteenth day of each and every calendar month during the Term of this Lease without notice, by wire transfer or other electronic means (or otherwise so there are collected funds available to Landlord on the due date). Interest at the Overdue Rate shall accrue on Fixed Rent from the due date thereof to the date of actual payment. If the Fixed Rent is paid more than five (5) days after its due date, a late charge of five percent (5%) of the delinquent amount shall be due and payable. Tenant shall pay all Additional Rent when due. Tenant shall pay all Fixed Rent to Landlord without notice, demand, deduction or offset (except as otherwise expressly set forth in this Lease), in lawful money of the United States of America, at the address of Landlord specified in the Basic Lease Information, or to such other person or persons or at such other place or places as Landlord may from time to time designate in writing, provided that no more than three such persons shall be designated at any one time.


5.       TAXES

         a. Tenant shall pay, as Additional Rent, all Property Taxes prior to the assessment of any interest or penalty for late payment. Property Taxes shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, municipal service fee, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises. Property Taxes shall not include net income, estate, inheritance, succession or transfer taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.

         b. Tenant shall pay, as Additional Rent, all Other Taxes prior to the assessment of any interest or penalty for late payment. Other Taxes shall mean all taxes, assessments, excises, levies, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Premises,
(ii) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (iii) any Rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent,
(iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include net income, estate, inheritance, succession or transfer taxes of Landlord, unless levied or assessed against Landlord in while or in part in lieu of, as a substitute for, or as an addition to any Other Taxes.

         c. Except for any tax on the net income derived from the Fixed Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on the Landlord, or on the Fixed Rent or Additional Rent, or on the Premises, or any portion thereof, a capital levy, gross receipts tax, occupational license tax or other tax on the Rents received therefrom, or a franchise tax, or an assessment, gross receipts levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except as otherwise expressly provided in this Lease.

         d. Tenant covenants to furnish Landlord, within fifteen (15) days after request by Landlord, official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition may be relied upon by Landlord as sufficient evidence that such Imposition is due and unpaid at the time of making or issuance of such certificate, advice or bill.

         e. Tenant shall have the right to contest the amount or validity, in whole or in part, of any Property Tax or Other Tax or to seek a reduction in the valuation of the Premises as assessed for real estate property tax purposes by appropriate proceedings diligently conducted in good faith (but only after payment of such Tax). Landlord shall not be required to join in any proceeding referred to in this subparagraph (e) unless required by law, in which event Landlord shall, upon written request by Tenant, join in such proceedings or permit the same to be brought in its name. Tenant covenants that Landlord shall not suffer or sustain any costs or expenses (including, but not limited to, counsel fees) or any liability in connection with any such proceeding. No such consent shall subject Landlord to any material civil liability or the risk of any criminal liability.

         f. During the continuance of an Event of Default, upon notice from Landlord, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to one twelfth (1/12th) of the Property Taxes and Other Taxes, as reasonably estimated by Landlord on the basis of assessments and bills and estimates thereof. Such amounts shall be held by Landlord or Mortgagee, and so long as they are held by Mortgagee, they shall be held without interest, and shall not be deemed to be trust funds and may be commingled with the general funds of Mortgagee. If such funds are held by Landlord, they shall be held in a separate interest bearing account with interest payable to Tenant. Landlord shall apply such amounts to the payment of the taxes with respect to which such amounts were paid, subject to any rights of the Mortgagee thereto. Landlord shall make no charge for holding and applying such amounts. If at any time the amount on deposit pursuant to this paragraph shall be less than the amount reasonably deemed necessary by Landlord to pay such taxes as they become due, Tenant shall pay to Landlord the amount necessary to make up the deficiency within five (5) days after notice from Landlord requesting payment thereof. Annually Landlord shall refund to Tenant any amount held by Landlord pursuant to this paragraph which is not reasonably deemed necessary for the payment of future taxes.


6.       NET LEASE; NON-TERMINABILITY

         a. This is an absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice, demand, set-off, counterclaim, abatement (except as otherwise expressly provided in this Lease), suspension, deduction or defense. It is the intention of the parties hereto that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term of this Lease. In order that such Rent shall be absolutely net to Landlord, Tenant shall pay when due, and save Landlord harmless from and against, any and all costs, charges and expenses attributable to the Premises, including but not limited to, each fine, fee, penalty, charge (including governmental charges), assessments, sewer rent, Impositions, insurance premiums as may be required from time to time by Landlord or Mortgagee, utility expenses, carrying charges, costs, expenses and obligations of every kind and nature whatsoever, general and special, ordinary and extraordinary, foreseen and unforeseen, the payment for which Landlord or Tenant is, or shall become liable by reason of any rights or interest of Landlord or Tenant in, to or under the Premises or this Lease or in any manner relating to the ownership, leasing, operation, management, maintenance, repair, rebuilding use or occupation of the Premises, or of any portion thereof; provided, however, that nothing herein contained shall be construed as imposing upon Tenant any obligation to pay any net income, estate, inheritance, succession or transfer tax of Landlord growing out of, or levied in connection with, this Lease or Landlord's right or interest in the Premises. The foregoing shall not affect Landlord's obligation to fund the Project Budget for the costs of initial construction of the Improvements.

         b. This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, except as expressly provided in paragraphs 9(b), 13 and 26, nor shall Tenant be entitled to any abatement or reduction of Rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause, subject to paragraph 9(b), (ii) subject to paragraph 13, the taking of the Premises or any portion thereof by condemnation, requisition or otherwise, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein, (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties, (vii) the failure of Landlord to deliver possession of the Premises or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease. Tenant agrees that Tenant will not be relieved of the obligations to pay the Basic Rent or any Additional Rent in case of damage to or destruction of the Premises.

         c. Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

         d. Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.


7.       SERVICES

         Prior to Substantial Completion of each component of the Improvements, the cost of all necessary services for such undelivered component shall be included in the Project Budget and paid as a Cost of the Project. After Substantial Completion of each component, Tenant shall, at Tenant's sole cost and expense, supply the completed component with electricity, heating, ventilating and air conditioning, water, natural gas, lighting, replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services (including hazardous and biological waste disposal), and such other services as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the Fixed Rent or Additional Rent be abated or a constructive or other eviction be deemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services and all other utilities and services supplied to the Premises as Additional Rent.


8.       REPAIRS AND MAINTENANCE; REPLACEMENT

         a. Prior to Substantial Completion of each component of the Improvements, the costs of all repairs, maintenance and replacements for such incomplete component shall be included in the Project Budget and paid as a Cost of the Project. After Substantial Completion of each component of the Improvements, Tenant shall, at its own sole cost and expense, keep the such component(s) in good order and condition as a first class office, research and development, light manufacturing and assembly, warehouse and repair/refurbishing facility, at all times on and after Substantial Completion of each component of the Premises to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall promptly and adequately repair the Premises and all its component parts, and replace or repair all landscaping and all damaged or broken fixtures and appurtenances, including by not limited to, parking lot surface and stripes, mechanical systems, electrical and lighting systems, plumbing and sewage systems, interior and exterior walls, roof, foundations, floor slabs, columns and structural steel so as to preserve and protect the useful life, utility and value of such components, and in all events so as to preserve the effectiveness of any warranty relating thereto, such repairs and replacements to be at least equal in quality and class to the original work. If any building system or component which is then being used shall become obsolete or uneconomic to repair, Tenant shall remove such item from the Premises and, promptly replace it with an item of comparable initial value and function. Tenant shall be entitled to the obsolete or uneconomic unit and may sell it for Tenant's own account. Promptly upon installation of any equipment constituting a part of a building system, Tenant shall deliver to Landlord the original warranty (which shall specify Landlord as the owner of the equipment) relating to such equipment. Tenant shall deliver to Landlord a written statement showing all removals and replacements of such systems or components during the preceding calendar year, including manufacturers, model numbers, and serial numbers. Landlord, may upon forty-eight (48) hours prior notice cause independent private inspectors to make inspections of any building and building systems on the Premises or segments thereof to determine Tenant's compliance under this paragraph 8. Tenant shall be entitled to treat the cost of any fixtures, equipment and signs provided by Tenant and not required by the terms of this Lease as leasehold improvements; however, all such items shall be subject to the terms of this Lease.

         Landlord shall use commercially reasonable efforts to cause the General Contractor to comply with the terms of the Construction Contract. Landlord and Tenant agree to cooperate in good faith regarding issues relating to the design and construction of the Improvements. If Landlord fails, for a period of ten
(10) days after notice, to take appropriate action under any contract relating to the Premises (other than this Lease, the Mortgage and other documents securing the loan represented by the Mortgage) Tenant shall have the right, in Landlord's name, to take commercially reasonable action under any such contract, provided such action of Tenant shall not expose Landlord to any liability or result in the loss of Landlord's rights under any such contract for which Tenant has not indemnified Landlord and posted such security as Landlord may reasonably request).

         Landlord may, but is not required to, after ten (10) days notice to Tenant (except in the case of emergency, in which case Tenant shall be given notice contemporaneously with entry), enter the Premises and make such repairs, alterations, replacements or maintenance as Landlord reasonably deems necessary to protect persons or property or to maintain the Improvements in accordance with the terms of this Lease, in a diligent fashion, and Tenant shall pay Landlord as Additional Rent forthwith upon being billed for same by Landlord the cost thereof plus an administrative fee of five percent (5%) of such cost. Such amounts shall bear interest at the Overdue Rate from the date of billing until paid. The foregoing right of entry is in addition to other rights of entry by Landlord under the terms of this Lease.

         b. It is intended by Tenant and Landlord that, after Substantial Completion of each component of the Improvements, Landlord shall have no obligation, in any manner whatsoever, to repair or maintain such component(s) (or any equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

         c. Tenant shall maintain on the Premises, and turn over to Landlord upon expiration or termination of this Lease, then current operating manuals for the equipment then located on the Premises.

         d. Tenant covenants not to install any underground storage tank on the Land.


9.       DESTRUCTION OF OR DAMAGE TO PREMISES

         a. If, after Substantial Completion of each component of the Premises, such component or any part thereof are damaged by fire or other casualty during the Term of this Lease, Tenant shall repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty using materials of the same or better grade than that of the materials being replaced, so that the value and utility of the Premises (considered as unencumbered by this Lease) shall not be decreased, and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with paragraph 22 and the standards of paragraph 8 and Tenant shall, at its expense, obtain all permits required for such work. An architect or engineer selected by Landlord shall review, at Tenant's expense, all plans and specifications and all draw requests hereunder. In no event shall Fixed Rent or Additional Rent abate, nor shall this Lease terminate by reason of such damage or destruction. Tenant may, at its sole cost and expense, participate with Landlord in the negotiation of the amount of the proceeds with the insurer, but Tenant shall have no right to prevent Landlord from agreeing to a settlement so long as the settlement will provide sufficient funds to pay the cost the restoration work required by this paragraph. Provided no Event of Default is continuing under this Lease, and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment), and (ii) deposited with Landlord or the Proceeds Trustee hereinafter mentioned cash in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, then Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration, as set forth below. In lieu of the cash required by the preceding sentence, Tenant may deposit a clean irrevocable evergreen letter of credit for an equivalent amount drawn on a bank acceptable to Landlord and Mortgagee.

         b. If Tenant is obligated to repair and restore pursuant to paragraph 9(a), then in the event the estimated cost of reconstruction is equal to or less than five hundred thousand dollars ($500,000), insurance proceeds (net of the cost of collection thereof) up to such amount shall be paid over to Tenant for the sole purpose of reconstruction. In the event the estimated cost of reconstruction is in excess of five hundred thousand dollars ($500,000), all insurance proceeds (net of the cost of collection thereof) shall be paid to or deposited with either a bank or trust company designated by Landlord, subject to the reasonable approval of Tenant (herein called the "Proceeds Trustee") in the name of the Proceeds Trustee as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. In the event Landlord mortgages the Premises with a First Mortgage, the mortgagee thereunder may, at its option, be appointed Proceeds Trustee for so long as such First Mortgage remains outstanding and such Mortgagee does not control Landlord or is not controlled by or under common control with Landlord. Insurance proceeds shall be deposited in an interest bearing account and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no Event of Default has occurred and is continuing hereunder, and any proceeds remaining after payment of all costs of reconstruction shall (unless an Event of Default shall have occurred and be continuing hereunder) be paid to Tenant, unless Mortgagee applies such remaining proceeds to the principal amount secured by the Mortgage, in which case there shall be a credit against monthly Fixed Rent equal to the reduction in fixed monthly debt service resulting from such application, or, if there is no reduction in debt service, Tenant shall be paid the amount of such remaining proceeds upon the earlier to occur of the maturity of the debt secured by the Mortgage, the refinancing of the Mortgage or the sale of the Premises. All checks drawn on said account shall be signed by the Proceeds Trustee. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee under the following procedure:

               i. No more frequently than once per calendar month, Tenant may request that Landlord reimburse Tenant out of such insurance proceeds for costs incurred by Tenant for work in place to repair and restore the Premises and not previously reimbursed and for the cost of construction materials stored on site at the Premises. Tenant's request shall certify that all work for which reimbursement is requested was performed in compliance with the plans and specifications approved by Landlord pursuant to paragraph 8 and all applicable laws, and shall include reasonably satisfactory evidence of the costs incurred by Tenant and unconditional lien releases in form and substance required by applicable law executed by all mechanics, materialmen, laborers, suppliers and contractors who performed any portion of the repair work or supplied materials.

               ii. Within fifteen (15) days after receiving Tenant's request, Landlord shall approve or disapprove Tenant's request, which approval shall not be unreasonably withheld, delayed or conditioned by notice to Tenant. If Landlord approves all or any portion of a request and Proceeds Trustee has received (and not previously disbursed) insurance proceeds, then the Proceeds

Trustee shall send to or upon the written order of Tenant a check or wire transfer in the amount approved by Landlord. If Landlord disapproves all or any portion of a request, then Landlord's notice shall state the reasons for that disapproval. Landlord's failure to deliver a notice approving or disapproving a request shall be conclusively deemed Landlord's disapproval of the request.


10.      INSURANCE, HOLD HARMLESS AND INDEMNIFICATION

         a. Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever after Substantial Completion of any component of the Improvements, as to such component. Tenant waives all claims against Landlord arising from any liability described in this paragraph 10(a), except to the extent caused by the gross negligence or willful misconduct of Landlord.

         b. At all times after Substantial Completion of each component of the Improvements, as to such completed component, Tenant hereby agrees to indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations hereunder, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land constituting a part of the Premises arising at any time and from any cause whatsoever or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This paragraph 10(b) shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

         c. Prior to Substantial Completion of each component of the Improvements, as to such incomplete component, insurance premiums shall be included in the Project Budget. From and after Substantial Completion of each component of the Improvements, Tenant shall, at all times and during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive commercial general liability and special cause of loss insurance, including contractual liability (specifically covering this Lease), cross liability, fire legal liability, and premises operations, all on an "occurrence" policy form, with a minimum combined single limit in the amount of ten million dollars ($10,000,000) per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, and such insurance shall name Landlord and Mortgagee as additional insureds. Such insurance may be effected though the use of both primary and umbrella coverage. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property.

         d. From and after Substantial Completion of each component of the Improvements, as to such completed component, Tenant shall thereafter, at all times during the Term of this Lease and at Tenant's sole cost and expense, obtain and keep in force worker's compensation and employer's liability insurance in all states in which the Premises and any other operations of the Tenant are located and any other state in which the Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others.

         e. From and after Substantial Completion of each component of the Improvements, as to such completed component, Tenant shall thereafter, at all times during the Term of this Lease after Substantial Completion, at Tenant's sole cost and expense, obtain and keep in force or reimburse Landlord for the cost of (a) insurance against loss (including earthquake and flood if the Premises are located in an active seismic zone or a designated flood hazard area) or damage to the Premises by fire and all other risks of physical loss (including earthquake and flood) covered by insurance of the type now known as "all risk," with difference in conditions coverage, in an amount not less than the full replacement cost of those portions of the Premises on which Landlord's Work is complete (without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing "Replacement Cost" and "Agreed Amount" endorsements; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature and insurance against loss of occupancy or use arising from any breakdown of any such items, in such amounts as Landlord may reasonably determine; (c) business interruption insurance for not less than one year of Fixed Rent if the Premises are destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant's obligation to pay Fixed Rent without diminution); and (d) insurance in amounts and against such other risks as Landlord or Mortgagee may reasonably require and against such risks as are customarily insured against by operators of similar properties. In addition, during any period when any demolition or construction on the Land is underway by Tenant, Tenant shall maintain the following insurance: (i) completed value builders risk insurance for the Premises, including all building materials thereon, covering loss or damage from fire, lightning, extended coverage periods, sprinkler, leakage, vandalism, malicious mischief and perils insured in an amount not less than the cost, as estimated by Landlord, of the construction of alterations to the Improvements, and (ii) worker's compensation insurance covering the full statutory liability as an employer of the contractor performing the work of such construction or alterations. Tenant may provide any required insurance coverage by a combination of primary, excess and umbrella policies.

         f. All insurance required to be maintained by Tenant under this paragraph 10 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state of where the Premises are located and having a Standard and Poor's Corporation claims paying ability rating of at least "AA" and shall be reasonably satisfactory to Landlord. All deductible amounts in excess of $100,000 under each such insurance policy shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All insurance under this paragraph 10 to be maintained by Tenant (other than business interruption insurance) shall name Landlord and any other parties designated by Landlord as an additional insured and loss payee, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Tenant may carry such insurance under "blanket" policies, provided such policies expressly reserve an amount of coverage for the Premises equal to the amount required by this Lease. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certified copy and a certificate thereof (Acord 27 form) to Landlord for retention by Landlord. Upon fifteen (15) days prior notice, Landlord shall have the right from time to time to effect insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as Additional Rent on demand. Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord to obtain and maintain in effect the policies of insurance required under this paragraph 10 or otherwise required by Landlord.

         g. Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this paragraph 10(g). Tenant shall have the right to adjust losses under all policies of property insurance required by this Lease and Landlord shall have the right to participate in such process. If Tenant fails to adjust losses in a diligent manner, Landlord may, upon two (2) business days notice assume control of the adjustment process.

         h. During the continuance of an Event of Default, upon notice from Landlord, Tenant shall pay to Landlord on the first day of each calendar month an amount equal to one twelfth (1/12th) of the premiums for the insurance required by this paragraph 10, as reasonably estimated by Landlord on the basis of bills and estimates thereof. Such amounts shall be held by Landlord or Mortgagee, and if held by Mortgagee, such funds shall be held without interest, and shall not be deemed to be trust funds and may be commingled with the general funds of Mortgagee. If such funds are held by Landlord, they shall be deemed to be trust funds and shall be held in a separate interest bearing account with interest payable to Tenant. Landlord shall apply such amounts to the payment of the insurance premiums with respect to which such amounts were paid, subject to any rights of the

Mortgagee thereto. Landlord shall make no charge for holding and applying such amounts. If at any time the amount on deposit pursuant to this paragraph shall be less than the amount deemed necessary by Landlord to pay such premiums as they become due, Tenant shall pay to Landlord the amount necessary to make the deficiency within five (5) days after notice from Landlord requesting payment thereof. Upon the expiration or termination of the term of this Lease (other than as a result of an Event of Default), Landlord shall promptly refund to Tenant any amount held by Landlord pursuant to this paragraph.

11.      COMPLIANCE WITH LAWS, COVENANTS

         Tenant shall, after Substantial Completion of each component of the Improvements, as to such completed component, and thereafter throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. From and after Substantial Completion of each component of the Improvements, as to such completed component(s),Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land, or hereafter created by Tenant or consented to by Tenant or requested by Tenant and Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of paragraph 10 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises. Tenant shall have the right, upon notice to Landlord, to contest at its sole cost and expense the validity or applicability of any law, order, rule or regulation, provided such contest shall not create any civil or criminal liability of Landlord or create any lien on the Premises or the Fixed Rent.

         If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of paragraphs 5 or 25, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in paragraph 10, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder (other than acts subject to cure pursuant to paragraph 8(a)) , then Landlord, after five (5) days prior notice to Tenant (or with only contemporaneous oral notice in situations where Landlord reasonably determines that delay is likely to cause harm to Landlord's interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

               i. pay any Imposition payable by Tenant pursuant to this Lease;

               ii. take out, pay for and maintain any of the insurance policies provided for in paragraph 10; or

               iii. make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required by this paragraph shall be extended for such period as may be necessary to effectuate such performance, provided Tenant is continuously, diligently and in good faith prosecuting such performance.

         Landlord may enter upon the Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate and an administrative fee equal to 5% of all such costs and expenses, shall be paid by Tenant to Landlord on demand and submission of reasonable evidence of such expenditures. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss, damages, costs and expenses of suit, including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.


12.      PARTIAL TAKING

         If less than substantially all of the office building component or the warehouse component of the Improvements or the related Land shall be taken or either component is temporarily taken for public or quasi-public purposes on or after Substantial Completion of any component of the Improvements, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the affected component(s) so taken in conformity with the requirements of paragraphs 8 and 22 as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking, without regard to the adequacy of any condemnation award for such purpose. There shall be no abatement of Rent during such period of restoration. Tenant may, at its sole cost and expense, participate with Landlord in the negotiation of the amount of the award with the condemning authority, but Tenant shall have no right to prevent Landlord from agreeing to a settlement so long as the settlement will provide sufficient funds to pay the cost of the restoration work required by this paragraph. In performing its obligations, Tenant shall be entitled to all condemnation proceeds available to Landlord under the same terms and conditions for disbursement set forth for casualty proceeds in paragraph 9 hereof. Tenant shall, at its sole cost and expense, negotiate and, if necessary, litigate, the amount of the award, and Landlord shall have the right to participate in such process, and if Tenant fails to diligently prosecute such efforts, Landlord may take control of the process. Any condemnation proceeds in excess of the amounts as are made available to Tenant for restoration or repair of the Premises and the cost of collection thereof, shall be the sole and exclusive property of Landlord. Tenant shall have the right to participate in condemnation proceedings with Landlord, and shall be entitled to receive any award made by the condemning authority in respect of business loss or, if available, business relocation and any other claim permitted by law which does not, in any such case, diminish Landlord's recovery. After receipt of Landlord of any condemnation proceeds not required for the restoration of the Premises or the cost of collection thereof, Fixed Rent shall be reduced dollar-for-dollar by the amount of any reduction in debt service on the First Mortgage occasioned by the prepayment resulting from such condemnation proceeds. Landlord agrees to use commercially reasonable efforts to cause its lenders to agree to reamortize their loans after application of condemnation awards, rather than apply such awards in the inverse order of loan payments. If there is no reduction in debt service as a result of such application by Mortgagee, Tenant shall receive an amount equal to the amount so applied by Mortgage upon the earlier to occur of the refinancing of the Mortgage or the sale of the Premises.

13.      SUBSTANTIAL TAKING

         If all or substantially all of either or both of the office building component or the warehouse component(s) of the Improvements or the related Land shall be taken for public or quasi-public purposes after Substantial Completion of either such component, and if Tenant determines that such event has rendered the either or both of such components unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant's business, then Tenant, in lieu of rebuilding as contemplated by Paragraph 12, shall, not later than ninety (90) days after such occurrence, deliver to Landlord (i) notice of its intention to terminate this Lease as to the affected component on a date occurring not more than ninety-five (95) days nor less than sixty (60) days after such notice (the "Termination Date"), (ii) a certificate by the president or a vice president of Tenant describing the event giving rise to such termination, stating that such event has rendered the affected component unavailable for use or unsuitable for restoration for continued use and occupancy in Tenant's business and that such termination will not violate any operating agreement or covenant then in effect, and (iii) an irrevocable offer to purchase any remaining portion of the affected component and the related condemnation award at a price equal) 35% of the Offer Amount in the case of the office building component and 65% of the Offer Amount in the case of the warehouse component, plus in either case any prepayment premium or breakage fees charged by Mortgagee. Landlord shall accept or reject such offer by notice given to Tenant not later than thirty (30) days after receipt of Tenant's notice, and if Landlord fails to act, it shall be deemed to have accepted the offer. If Landlord shall have accepted such offer or is deemed to have accepted such offer, on the Termination Date, Landlord shall convey by quitclaim deed to Tenant any remaining portion of the affected component free of liens and encumbrances (except those existing on the Commencement Date, exclusive of the Mortgage, or thereafter created with the written consent of the Tenant), along with the right to receive any condemnation award to which Landlord is entitled. If Landlord rejects such offer, this Lease shall terminate as to the affected component on the Termination Date except for liabilities which accrued prior thereto. Upon completion of such sale (if applicable) and in all events upon the payment of all Fixed Rent and Additional Rent payable through the Termination Date, this Lease shall terminate as to the affected component on the Termination Date, except with respect to liabilities which arose on or prior to the Termination Date. If any subdivision, lot split or similar procedure is required in order for Landlord to comply with this paragraph, the Termination Date shall be postponed until completion of such procedure, and all costs associated with such procedure shall be paid by Tenant. After the Termination Date, this Lease shall continue in full force and effect with respect to the building component unaffected by such taking or notice of taking.

14.      DEFAULT:   EVENTS OF DEFAULT

         The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

         a. Tenant fails to pay any Fixed Rent as and when such Fixed Rent becomes due, and such failure continues for five (5) days after notice thereof; or

         b. Tenant fails to pay any Additional Rent as and when such Additional Rent becomes due and payable and such failure continues for more than ten (10) days after Landlord gives notice thereof to Tenant; or

         c. Tenant fails to (i) cause any lien to be removed or bonded against in accordance with paragraph 20 hereof or (ii) deliver evidence of the insurance coverage required to be maintained pursuant to paragraph 10 hereof, and such failure continues for a period of five (5) business days after Tenant receives notice thereof; or

         d. Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after Landlord's giving notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days (it being agreed that the agreements and covenants of paragraph 24 are not subject to this proviso), an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time not to exceed one hundred eighty
(180) days; or

         e. Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

         f. A court or government authority enters an order, and such order is not vacated within ninety (90) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant;

         g. An event of default shall occur under any loan agreement or indenture of Tenant securing an amount in excess of five million dollars ($5,000,000) and the lender(s) thereunder have accelerated the maturity of the debt secured thereby;

         h. Tenant shall abandon the Premises and such abandonment shall continue for thirty (30) consecutive days (provided, that if Tenant gives Landlord notice of its vacating the Premises, Landlord will give notice to Tenant of the acts or omissions constituting abandonment of the Premises, in which case Tenant shall have ten (10) days to cure such deficiencies provided, however, that if, by their nature such deficiencies cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such deficiencies within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such deficiencies within a reasonable time not to exceed one hundred eighty
(180) days ), or the Premises are vacant and remain vacant for a period of one hundred eighty (180) days (other than incident to remodeling or any casualty or taking) unless Tenant is using diligent efforts to assign this Lease or sublet the Premises (in each case to the extent permitted hereunder), as evidenced by engaging a recognized commercial real estate broker or undertaking other action clearly demonstrating meaningful effort to so assign this Lease or sublet the Premises.

         i. If, as of the time when the same shall have been made, any representation or warranty of Tenant set forth herein or in any consent, notice, certificate, demand, request or other instrument delivered by or on behalf of Tenant in connection with or pursuant to this Lease, the Construction Contract or any of the Construction Loan Documents or the transactions contemplated hereby or thereby shall prove to have been incorrect or misleading in any material respect when made;

         j. Any judgment or order for the payment of money in excess of one hundred thousand ($100,000) shall be rendered against Tenant and not paid within thirty (30) days after the right to appeal shall have expired; and

         k. This Lease or any estate of Tenant hereunder is levied upon under any execution and such attachment or execution is not vacated within thirty (30) days.

         Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without further notice or demand of any kind to Tenant or any other person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.


15.      REMEDIES

         In the event of any Event of Default, Landlord may, in addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default:

         a. Landlord shall have the right at any time to give a termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

               i. The worth at the time of determination of all unpaid Rent which had been earned at the time of termination;

               ii. The worth at the time of determination of the amount of all unpaid Rent for the balance of the term of this Lease after the time of determination less the worth at the time of determination of the net amount, if any, which Tenant proves could reasonably have been earned from the Premises for such period (whether or not Landlord has attempted to mitigate damages); and

               iii. All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, for example, costs of collection, costs of reletting, including brokerage commissions and tenant finish costs, and similar real estate-related damages, but excluding remote or speculative damages). The "worth at the time of determination" of the amounts referred to in clause (i) above shall be computed by allowing interest at the Overdue Rate. The "worth at the time of determination" of the amount referred to in clause (ii) above shall be computed by discounting such amount at eight percent (8%) per annum. For the purpose of determining unpaid Rent under clause (i) and (ii) above, the Rent reserved in this Lease shall be deemed to be the total Rent payable by Tenant under paragraph 4 hereof.

         b. Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless notice of termination is given by Landlord to Tenant. Landlord shall have unrestricted rights of entry for such purposes following an Event of Default. Landlord shall be entitled to an administrative fee of five percent (5%) of all amounts expended under this paragraph 15.

         c. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of Fixed Rent or Additional Rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease as and when due or required to be performed, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease, upon ten
(10) days notice to Tenant (except in the case of emergencies, in which case no advance notice is required). All sums so paid by Landlord and all necessary incidental costs plus an administrative fee equal to five percent (5%) of such sum shall be deemed Additional Rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the Overdue Rate. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums (plus interest at the Overdue Rate) by Tenant as in the case of default by Tenant in the payment of Rent.

         d. (i) Prior to Final Completion of all of the Improvements, Landlord may elect, as its exclusive remedy for an Event of Default hereunder caused by Tenant's fraud, illegal acts, misapplication of funds, bankruptcy or other willful misconduct, to charge Tenant a fee (which Tenant hereby agrees to pay upon request during the continuance of an Event of Default) equal to the Offer Amount, or, as Landlord's exclusive remedy for any other Event of Default, to charge Tenant a fee (which Tenant hereby agrees to pay upon request during the continuance of such Event of Default, equal to eighty-nine and nine tenths percent (89.9%) of the Cost of the Project to Date as determined in accordance with generally accepted accounting principles, less the sum of any Additional Rent or other non-reimbursed payments previously made by Tenant. Upon payment of such fee, this Lease shall terminate and neither Landlord nor Tenant shall thereafter have any obligation to the other by reason of this Lease.

(ii) After Final Completion of all of the Improvements, the occurrence of an Event of Default shall constitute an irrevocable offer by Tenant to purchase the Property for a price equal to the greater of (x) the Offer Amount plus any prepayment premium or breakage fee charged by Landlord's Mortgagee, or (y) the present value of the remaining payments of Fixed Rent for the balance of the then current term, discounted to present worth using a discount rate of ten percent (10%) per annum. If Landlord accepts such offer by notice given within ninety (90) days after the occurrence of the Event of Default, Landlord shall convey its interest in the Property to Tenant as provided in paragraph 13 at a closing held within thirty (30) days of such acceptance notice against payment of the purchase price by Tenant. Unless Landlord shall have accepted such offer as herein provided, such offer shall be deemed to be rejected and this Lease shall continue, subject to termination as otherwise provided in this paragraph 15.

         e. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner. If Tenant abandons the Premises, Landlord shall have the right, but not the obligation, to sublet the Premises on reasonable terms for the account of Tenant, and Tenant shall be liable for all costs of such subletting, including without limitation the cost of preparing the Premises for subtenants and normal and customary leasing commissions paid to brokers. The net profit from any such subletting shall be applied toward the damages that Tenant then owes hereunder.

         f. In addition to the aforementioned remedies available to Landlord, if the Event of Default arises from Tenant's failure to comply with its obligations under any term of provision of paragraph 20(a) of this Lease, then Landlord shall be entitled to exercise any or all of the following remedies, either singly or cumulatively:

               i. Increase Fixed Rent by the greater of (i) twelve and one half percent (12.5%) of any moneys paid by Landlord in connection with such Event of Default, or (ii) the amount by which Landlord's mortgage financing costs increase as a result of such Event of Default;

               ii. Demand immediate payment of all sums due in connection with such Event of Default, together with an administrative fee of five percent (5%) of such amount, plus interest thereon at the Overdue Rate until paid; and

               iii. Recover from Tenant all other damages and expenses that Landlord may have sustained by reason of such Event of Default, including, without limitation, reasonable costs and expenses incurred in the completion of the Tenant's Work by either Lender or Landlord, and reasonable attorneys' fees and expenses, which damages and expenses shall be paid by Tenant as they are incurred by Landlord or Lender, respectively, together with an administrative fee of five percent (5%), plus interest thereon at the Overdue Rate until paid. The administrative fee shall not be payable with respect to legal fees incurred by Landlord.

16.      SUBORDINATION

         a. SUBORDINATION, NON-DISTURBANCE. Tenant agrees at any time hereafter, and from time to time within twenty (20) days of request of Landlord, to execute and deliver to Landlord a commercially reasonable instrument subjecting and subordinating this Lease to the lien of any mortgage, deed of trust, security instrument, ground or underlying lease or other document of like nature (hereinafter collectively referred to as "Superior Mortgage") which at any time may be placed upon the Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, consolidations, modifications, extensions or refinancing thereof, and to each and every advance made under any Superior Mortgage. Such instrument shall require that all insurance proceeds and condemnation awards shall be applied as provided in this Lease. It is agreed, nevertheless, that so long as there exists no Event of Default, such subordination agreement or other instrument, release or document (herein "Subordination Agreement") shall not interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The costs of preparing and recording such document shall be borne by Landlord, but Tenant shall be responsible for its own counsel fees.

         b. MORTGAGEE PROTECTION CLAUSE. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any Mortgagee of the Premises notice of such act or omission, and until a reasonable period of time (not less than ten (10) business days) to allow Landlord or the Mortgagee to remedy such act or omission. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period or cannot be cured simply by the payment of money, the Landlord and the Mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith and thereafter diligently prosecutes such cure, provided such cure period shall not extend beyond two hundred seventy (270) days after the notice of such default. Nothing herein contained shall be construed or interpreted as requiring any Mortgagee receiving such notice to remedy such act or omission.

         c. ATTORNMENT. If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such Mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date such Mortgagee acquired title to the Premises, and Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment (whether before or after the making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

         d. CONSENT TO ASSIGNMENT. Upon ten (10) days' advance notice, Tenant agrees to execute, acknowledge and deliver a document consenting to the assignment by Landlord of this Lease to a Mortgagee, in a form then customary after negotiation with institutional lenders, with such changes therein as may be reasonably requested by the Mortgagee which shall not adversely affect any significant right of Tenant under this Lease or increase Tenant's obligations under this lease in any material respect.


17.      LANDLORD'S RIGHT OF ENTRY

         Landlord, Mortgagee and their respective designees shall have the right to enter the Premises at any time during normal business hours and any part of the Premises on two (2) days advance notice and to inspect the same, post notices of non-responsibility, monitor construction, perform appraisals, perform environmental site assessments and engineering studies, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant's books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant's possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord. Landlord shall use reasonable efforts to minimize the interference with Tenant's business during any such entry, and shall repair any damage caused by Landlord during any such entry.


18.      NOTICES

         Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by overnight delivery or overnight courier (of if such delivery is refused) or facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:


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

             To Landlord:  ACRE HPC, LLC
                           c/o American Corporate Real Estate, LLC
                           800 Third Avenue, 40th Floor
                           New York, New York  10022
                           Attention:      Barclay G. Jones, III

       With a copy to:     ACRE HPC, LLC
                           c/o American Corporate Real Estate LLC
                           One Financial Center, 29th Floor
                           Boston, Massachusetts 02111
                           Attention: R. Michael Dorsch, III

       With a copy to:     ACRE HPC, LLC
                           c/o William E. Simon & Sons Realty, L.L.C.
                           10990 Wilshire Boulevard, Suite 500
                           Los Angeles, California 90024
                           Attention: Philip T. Fitzgerald

       With a copy to:     Day, Berry & Howard LLP
                           260 Franklin Street
                           Boston, Massachusetts 02110
                           Attention:   Lewis A. Burleigh, Esq.

       To Tenant:          The Holmes Group, Inc.
                           233 Fortune Boulevard
                           Milford, Massachusetts 01757
                           Attention: Ira B. Morgenstern, Senior Vice President

       With a copy to:     Posternak, Blankstein & Lund, L.L.P.
                           100 Charles River Plaza
                           Boston, Massachusetts 02114
                           Attention: Donald H. Siegel, P.C.

       With a copy to:     The Holmes Group, Inc.
                           233 Fortune Boulevard
                           Milford, Massachusetts 01757
                           Attention: Paul Izzo, Esq., General Counsel

         Any party listed in this paragraph 18 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

19.      ESTOPPEL CERTIFICATES; FINANCIAL DATA

         a. At any time and from time to time, Tenant shall, within twenty (20) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with paragraph 3 and the date, if any, to which all Rent and other sums payable hereunder have been paid; (c) the amount of Fixed Rent currently payable monthly, (d) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (e) to the best of Tenant's knowledge, that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (f) to the best of Tenant's knowledge, such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.

         At any time and from time to time, Landlord shall, within twenty (20) days after written request by Tenant, execute, acknowledge and deliver to Tenant a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with paragraph 3 and the date, if any, to which Fixed Rent and other sums payable hereunder have been paid; (c) the amount of Fixed Rent currently payable monthly, (d) that no notice has been received by Landlord of any default by Landlord hereunder which has not been cured, except as to defaults specified in such certificate; (e) to the best of Landlord's knowledge, that Tenant is not in default under this Lease, except as to defaults specified in such certificate; and (f) to the best of Landlord's knowledge, such other matters as may be reasonably requested by Tenant. Any such certificate may be relied upon by Tenant and any permitted assignee of Tenant.

         b. Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information: within ninety (90) days after the end of each fiscal year of Tenant, an audited balance sheet of Tenant and its consolidated subsidiaries as at the end of such year, an audited statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and an audited statement of cash flows of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; and within forty-five (45) days after the end of each of the first three fiscal quarters of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter and a statement of cash flows of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof, subject to year-end adjustment; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied. So long as Tenant is a reporting company under the Securities and Exchange Act of 1934, as amended, the foregoing requirements of this paragraph 19(b) will be satisfied by the delivery of Tenant's Forms 10-K, 10-Q and annual reports promptly upon their filing with the Securities and Exchange Commission. Together with the annual financial statements described above, Tenant shall upon request by Landlord, not more than once in a calendar year, deliver to Landlord an annual operating statement of the Property in detail reasonably satisfactory to Landlord and certified to be true, complete and correct by an officer of Tenant. Landlord agrees to take reasonable steps to assure that any information designated by Tenant as "non-public" will be kept confidential.

         c. Upon ten (10) days' prior notice, Tenant will permit Landlord and its professional representatives to visit Tenant's offices, and discuss Tenant's affairs and finances with appropriate officers, and will make available such information as Landlord may reasonably request bearing on the Tenant, the Premises or this Lease, provided that Landlord shall agree to maintain the confidentiality of any information reasonably designated by Tenant as "nonpublic".


20.      MECHANICS'  LIENS

         a. Except for liens created through the act of Landlord or its agents, Tenant shall not suffer or permit any mechanic's lien or other lien to be filed or recorded for more than thirty (30) days against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing or recording of the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before thirty
(30) days prior to the due date thereof (but in no event later than thirty (30) days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if such lien involves an amount in excess of fifty thousand dollars ($50,000) or if any Mortgagee so requires, bond over such lien or deposit with Landlord or the title company insuring over such lien, security (in form and content reasonably satisfactory to Landlord or Mortgagee) for the payment of the full amount of such lien, and from time to time deposit additional security so that, at all times, adequate security will be available for the payment of the full amount of the lien together with all interest, penalties, costs and other charges in respect thereof. An unconditional title insurance endorsement issued by Fidelity National Title Insurance Company insuring Landlord and Mortgagee against loss by reason of any such lien shall be deemed to be adequate security. For purposes of this paragraph 20(a), the term "liens created through the act of Landlord" means only liens that result from the actions or omissions of Landlord directly, and such term expressly excludes any liens filed or recorded against the Premises by, or as a result of any act or omission of, Tenant, any lender of Tenant, or any contractor (including General Contractor), subcontractor or supplier to Tenant of materials with respect to the Improvements, it being understood that the discharge of all of such liens shall be the responsibility of Tenant pursuant to the terms of this paragraph 20.

         b. If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant's contest. However, if Landlord pays for the discharge of a lien or any part thereof (other than liens relating to the initial construction of the Improvements) from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord) plus an administrative fee equal to five percent (5%) of such costs and expenses, shall be repaid by Tenant to Landlord on demand by Landlord, together with interest thereon at the Overdue Rate. Except for liens relating to the initial construction of the Improvements, Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above provided.

         c. All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same, except with respect to labor, services, materials, supplies and equipment authorized by the Approved Plans. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

         d. Tenant shall not create and, subject to the provisions of paragraphs 20(a) and 20(b) hereof, shall not permit or suffer and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, other than Permitted Encumbrances.


21.      END OF TERM

         a. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair as a first class facility and suitable for the same use in which the Premises was originally received from Landlord except as repaired, rebuilt or altered as required or permitted by this Lease (or, in the case of termination pursuant to paragraph 13, as condemned) and except for damage caused by Landlord, and shall surrender all keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of its property (including Tenant's Trade Fixtures) therefrom and all alterations and improvements placed thereon by Tenant and not consented to by Landlord for which the consent of Landlord is required pursuant to this Lease, if so requested by Landlord. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.

         b. If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including, without limitation, any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. In addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay to Landlord a sum equal to 150% of the monthly Fixed Rent which would otherwise be due hereunder for each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant's rights of possession, whether by lapse of time or otherwise. The provisions of this paragraph 21(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or at equity.

         c. All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby agrees that Landlord may remove all property of Tenant, including Tenant's Trade Fixtures, from the Premises upon termination of this Lease and to cause its transportation and storage, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto and Landlord shall be entitled to dispose of such property, as Landlord deems fit, without the requirement of an accounting. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses reasonably and actually incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

         d. Except for surrender upon the expiration or earlier termination of the Term hereof as expressly provided herein, no surrender to Landlord of this Lease or of the Premises shall be valid or effective unless agreed to and accepted in writing by Landlord.


22.      ALTERATIONS

         a. Tenant may make alterations, additions or improvements to the Premises without Landlord's consent only if (i) such alterations, additions or improvements will be in compliance with all applicable laws, codes, rules, regulations and ordinances, (ii) such alterations, additions or improvements will not reduce the fair market value or utility of the Premises, considered as unencumbered by this Lease, and (iii) such alterations, additions or improvements will not modify in any way the structural, exterior or roof elements of the Premises or mechanical, electrical, plumbing, utility or life safety systems (as opposed to components of a system) of the Premises, but Tenant shall give prior notice of any such alterations, additions or improvements to Landlord. In all other cases, Landlord's prior written consent shall be required, which approval shall not be withheld, delayed or conditioned if (a) the work to be done would not, in Landlord's reasonable judgment, adversely affect the value, character, rentability or usefulness of the Premises or any part thereof. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises.

         b. All alterations, additions or improvements requiring Landlord's consent shall be made at Tenant's sole cost and expense as follows:

               i. Tenant shall submit to Landlord, for Landlord's approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s) approved by Landlord, shall comply with all applicable codes, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.

               ii. Landlord shall notify Tenant within thirty (30) days whether Landlord approves or disapproves such plans and specifications. Tenant may submit to Landlord revised plans and specifications for Landlord's prior approval, which approval shall not be withheld or delayed if (a) the work to be done would not, in Landlord's reasonable judgment, adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (b) the work to be done shall be required by any Law (hereinafter defined). Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications. If Landlord does not respond within such thirty (30) day period, Tenant may send Landlord a second notice, prominently stating that failure to respond within ten
(10) days shall result in the deemed approval of the plans and specifications delivered to Landlord as to which no response was made for more than thirty (30) days. If Landlord fails to respond within such ten (10) day period, such plans and specifications shall be deemed approved by Landlord.

               iii. All changes (other than field changes for which no change order is prepared, and which will be reflected in the final "as built" plans) in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, delayed or conditioned. If Tenant wishes to make such change in approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

               iv. Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work. Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with the plans and specifications approved in writing by Landlord. Tenant shall pay the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions or improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

               v. Tenant shall give notice to Landlord of the date on which construction of any work to be done by outside contractors will be commenced at least ten (10) days prior to such date. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

               vi. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Tenant, shall become part of the Premises and Landlord's property, except those which are readily removable without causing material damage to the Premises (which shall be and remain the property of Tenant). Upon termination or expiration of this Lease, Tenant shall, at Tenant's expense, remove all movable furniture, equipment, trade fixtures, office machines and other personal property (including Tenant's Trade Fixtures) from the Premises and repair all damage caused by such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this paragraph 22(b) to be performed after such termination.

               vii. Notwithstanding the foregoing paragraphs, if at any time during the Term of this Lease, Tenant wishes to make alterations, modifications, expansions or improvements to the Premises which are not required to be made by the terms of this Lease, and the cost thereof exceeds five hundred thousand dollars ($500,000), Landlord agrees, subject to the further conditions of this subparagraph (vii), upon ninety (90) days advance notice including detailed plans of such alteration, modification, expansion or improvement, to reimburse the cost thereof promptly upon completion of construction thereof. Landlord shall cooperate in Tenant's efforts to obtain any easements, permits or licenses required for such alterations, modifications, expansions or improvements. Any alterations, modifications, expansions or improvements funded by Landlord shall be the property of Landlord and shall be fully subject to the terms of this Lease. In all events, Fixed Rent hereunder (including escalations thereof as provided in the Basic Lease Information) shall be increased by an amount at least sufficient to amortize the entire amount expended by Landlord in connection therewith over the then remaining Term of this Lease at an interest rate equal to the rate that Landlord could obtain on a hypothetical loan from an institutional investor for an unsecured loan of the same amount and maturity. Landlord's failure to fund the cost of any such acquisition and/or expansion shall not constitute a default by Landlord hereunder and shall not give Tenant any right to abate Rent or to terminate this Lease. Tenant shall have the right, in its sole discretion, to finance the cost of any alterations, modifications, expansions or improvements on the Land out of its own cash flow (in which case there will be no increase in Fixed Rent due to such investment), provided no mortgage or other encumbrance is placed on Landlord's or Tenant's interest therein and provided that Landlord's ownership of such assets and the subjection of such assets to this Lease is confirmed in a manner reasonably satisfactory to Landlord, in a way that preserves Tenant's right to amortize its investment as a leasehold improvement.

               viii. Landlord agrees that Tenant may, at its sole cost and expense, install, maintain and replace on the roof or parapet of the Improvements (at a location to be approved by Landlord, such approval not to be unreasonably withheld, delayed or conditioned) a microwave satellite dish, aerials and other electronic transmission and receiving equipment for use in connection with Tenant's business at the Premises (and not for any other purpose).


23.      MEMORANDUM OF LEASE

         The parties agree to promptly execute a Memorandum of Lease in recordable form and either of the parties shall have the right, without notice to the other party, to record such Memorandum of Lease.


24.      SUBLETTING/ASSIGNMENT


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

         a. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant and its Affiliates. No consent shall be required for any sublease which otherwise complies with this paragraph 24 so long as either (x) Tenant or its Affiliates shall occupy at least fifty percent (50%) of the square footage of the Premises and of each component building thereof, or (y) if more than fifty percent (50%) of the Premises or any component building thereof is occupied by one or more persons other than Tenant and its Affiliates, each such other person shall have a credit rating at least as high as that of Tenant at the date of such subleasing. If Tenant has obtained Landlord's consent to an assignment of its interest under this Lease, Tenant may be released from further liability hereunder if the assignee has a credit rating at least as high as that of Tenant on the date of the assignment, and in no event lower than BBB by Standard and Poor's Rating Service (or the equivalent rating of another major nationally recognized statistical rating agency if Standard and Poor's Rating Service is no longer rating Tenant's debt). Tenant shall in all other cases remain primarily liable (and not liable merely as a guarantor or surety) for the performance by any assignee or subtenant of all obligations of Tenant under this Lease, as if no assignment or sublease had been made. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. A merger or consolidation of Tenant with another entity other than an entity controlled by Tenant, the sale of substantially all the assets of Tenant to another entity, the change of more than fifty percent (50%) of the members of the board of directors within a twelve month period (excluding any change of designees made by a person previously entitled to designate members of Tenant's board of directors) or the change of the owners of fifty percent (50%) of more of voting securities of Tenant within a twelve month period (excluding transfers by a shareholder to an affiliate controlled by or under common control with such shareholder, and at any time that a majority of Tenant's stock is publicly held, a transfer among members of the public provided that no related group of public holders shall have acquired more than 51% of Tenant's stock) shall be deemed to be an assignment subject to this paragraph, and Landlord's consent to an assignment described in this sentence shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, if Tenant's unsecured senior debt is then rated by Standard and Poors Rating Service or an equivalent rating agency, and assignment caused by events described in the immediately preceding sentence shall not require Landlord's consent if within thirty (30) days after the later of such event or the public announcement of such event, Tenant's credit rating is not downgraded or put on credit watch with negative implications. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Tenant agrees that the instrument by which any assignment to which Landlord consents is accomplished shall expressly provide that the assignee will perform all of the covenants to be performed by Tenant under this Lease as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee. Any purported assignment without an instrument containing the foregoing provisions shall be void.

         b. If Landlord consents in writing or if Landlord's consent is not required, Tenant may complete the intended assignment or sublease subject to the following conditions: (i) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with paragraph 24(a), has been delivered to Landlord,
(ii) no assignee or subtenant shall have a right further to assign or sublease otherwise than in compliance with this paragraph 24, and (iii) Landlord shall be entitled to eighty percent (80%) of any net profit on any subletting or assignment, except a subletting or assignment inherent in a merger, consolidation, sale of substantially all assets of Tenant or purchase of substantially all voting securities of Tenant.

         c. No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successor of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

         d. After an assignment of Tenant's interest in this Lease, Landlord shall not exercise remedies on account of a default or Event of Default hereunder unless Landlord shall have given notice to the Tenant named herein as well as the tenant in possession of the Premises, of such default or Event of Default as provided in paragraph 14. If this Lease shall be terminated as a result of such default or Event of Default because, by its nature it was not susceptible of cure by Tenant named herein, then Tenant named herein, if it has cured all defaults susceptible of cure by such person (including all defaults that can be cured by the payment of money) shall be entitled to possession of the Premises for the remainder of the Term under all the terms and conditions of this Lease as it exists on the date of delivery or as subsequently modified with the consent of the named Tenant.


25.      HAZARDOUS MATERIAL

         a. Prior to Substantial Completion of each component of the Improvements, the costs of complying with all Environmental Laws as to the incomplete component shall be included in the Project Budget and paid as a Cost of the Project. After Substantial Completion of each component of the Improvements, as to each completed component, Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority), (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and supplier of


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

consumer products and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks, pcb-containing transformers or asbestos-containing materials, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

         b. "Environmental Laws" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.ss.6901, ET SEQ. (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss.9601 ET SEQ. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C. ss.ss.2601 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. ss.ss.136 ET SEQ., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term "Hazardous Materials" as used in this Lease shall mean substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601, ET SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801, ET SEQ.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901, ET SEQ.; and, asbestos, pcb's, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

         c. After Substantial Completion of each component of the Improvements, as to each completed component Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect partners, directors, officers, employees, and agents, from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises thereafter during the Term of this Lease, and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for five (5) years, except where the event giving rise to the liability for which indemnity is sought arises out of Tenant's acts, in which case the agreement to indemnify shall survive the expiration or termination of this Lease without limit of time. Prior to Final


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

Completion of both components of the Improvements, the foregoing indemnity shall be limited to Landlord. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 25(c) or any lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or Mortgagee under this Lease or contravene the provisions of any first mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel's opinion, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence.

         d. After Substantial Completion of each component of the Improvements, as to the completed component, Tenant, upon two (2) days prior notice shall permit such persons as Landlord or any assignee of Landlord may designate and (unless an Event of Default has occurred and is continuing) approved by Tenant, which approval shall not be unreasonably withheld or delayed ("Site Reviewers"), to visit the Premises from time to time and perform environmental site investigations and assessments ("Site Assessments") on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover an environmental condition causing the Premises requiring action reasonably estimated by Landlord to cost five thousand dollars ($5,000) or more, in either of which events such cost will be paid by Tenant and if not promptly paid by Tenant then together with an administrative fee equal to five percent (5% )of such cost within ten (10) days after demand by Landlord with interest to accrue at the Overdue Rate. Landlord, promptly after request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments (it being agreed that if Tenant is to pay for a report, Landlord shall deliver to Tenant excerpts from the report showing the facts which make Tenant responsible for the cost of the report). Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of Rent.

         e. Tenant shall notify Landlord in writing, promptly upon Tenant's learning thereof, of any:

               i. notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

               ii. notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

               iii. notice that the Premises are subject to an environmental lien; and

               iv. notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Premises.

         f. If required by the Lender in accordance with the Construction Loan Documents after Substantial Completion of any component of the Improvements, Tenant shall deliver, at Tenant's expense, to Landlord, Lender and any other parties to the financing arrangements contemplated by the Construction Loan Documents, the updated environmental site assessment report or reports of such completed component(s) and related Land, which reports shall (i) confirm the substance of the previous reports, (ii) reveal no additional actual or potential environmental liabilities, and (iii) confirm that the construction of the Improvements to date effected no change in compliance with Environmental Laws and otherwise satisfies the requirements of this subparagraph. If such environmental site assessment reports, as updated, recommend or reveal the need for additional review or remediation, Tenant, at its own expense as to Substantially Completed components of the Improvement and related Land, shall provide such additional environmental site assessment reports or remediation as are required by Landlord, Lender or any other party to such financing arrangements. The cost of performing and reporting all other Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover a material environmental condition causing the Premises not to be in compliance with applicable Environmental Laws, in either of which events such cost together with an administrative fee equal to five percent (5%) thereof will be paid by Tenant within ten (10) days after demand by Landlord with interest to accrue at the Overdue Rate. The results of the environmental site assessment reports shall be reasonably satisfactory to Landlord, Lender and any other parties to the financing arrangements.


26. EARLY TERMINATION Upon irrevocable notice given to Landlord not later than June 1, 2009 and provided that no Event of Default shall have occurred and be continuing hereunder, Tenant shall have the right to terminate this Lease as of December 1, 2010, provided Tenant pays (x) if the Premises are leased to a third party as of the date of termination, a termination fee equal to the Fixed Rent that would be payable hereunder for the year following such termination date,
(y)


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

if the Premises are not leased to a third party as of the date of termination, a termination fee equal to the Fixed Rent that would be payable hereunder for the year following such termination date, plus Fixed Rent at the rate applicable to the year following such termination date and Additional Rent until the Premises are leased to a third party (but in no event for a period longer than two (2) years), plus the reasonable cost of marketing the Premises, including brokerage commissions and refitting the Premises for a new tenant, but offset by any rent paid by a new tenant during such two year period in excess of the Fixed Rent that would be payable hereunder during such period.


27.      TENANT ALLOWANCE; FINANCING.

         If Landlord proposes to refinance any Mortgage, Tenant shall cooperate in the process, and shall negotiate in good faith any request made by a prospective Mortgagee for changes or modifications to this Lease, and shall not unreasonably withhold its consent to any such proposed change or modification so long as the same does not adversely affect any significant right of Tenant under this Lease or increase Tenant's obligations under this Lease. Tenant shall permit Landlord and the proposed Mortgagee, at their expense, to meet with management personnel of Tenant at Tenant's offices and to discuss the Tenant's business and finances. On request of Landlord, Tenant agrees to provide any such prospective Mortgagee the information to which Landlord is entitled hereunder. If any such information is non-public and designated as such by Tenant, Landlord will take reasonable steps to assure the confidentiality of such information. Tenant agrees to execute, acknowledge and deliver documents reasonably requested by the prospective Mortgagee (such as a consent to the financing (without encumbering Tenant's assets), a consent to assignment of lease, and a subordination, non-disturbance and attornment agreement meeting the standards set forth in paragraph 16), customary for tenants to sign in connection with mortgage loans to their landlords, so long as such documents are either in form then customary among institutional lenders (provided the same do not adversely change Tenant's rights or obligations in a way not previously changed by loan documents previously executed by Tenant in connection with an earlier Mortgage). Landlord shall pay Tenant's reasonable legal fees with regard to any financing of the Premises other than the initial construction loan, the initial permanent financing and subsequent refinancings occurring at least five (5) years after the last financing in which Landlord did not pay for Tenant's legal expenses.


28. REPRESENTATIONS AND WARRANTIES OF TENANT. Tenant warrants and represents to Landlord as follows as of the Closing Date:

         a. ORGANIZATION AND POWER. Tenant (i) is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly qualified as a foreign corporation and in good standing in all other jurisdictions in which such qualification is required in order for Tenant to carry on its business as now conducted, except where the failure to be so qualified will not have a material adverse effect on Tenant; and (ii) has the full corporate power, authority and legal right to lease the Premises from Landlord and to execute, deliver and perform the Operative Documents to which it is a party.

         b. FULL DISCLOSURE. No written statement delivered to Landlord or Lender by Tenant in connection with the negotiation of the transactions contemplated hereby or contained in this Lease or any other Operative Document to which Tenant is a party contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading in any material respect. There is no fact peculiar to Tenant which is not disclosed in writing which materially and adversely affects Tenant's ability to perform under this Lease or any other Operative Document to which Tenant is a party.

         c. LITIGATION. There is no action, suit or proceeding pending, or to the best of Tenant's knowledge threatened, against or affecting Tenant at law or in equity before any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality or arbitrator which if adversely determined (i) individually or in the aggregate would materially and adversely affect the performance by Tenant of its obligations under this Lease or any other Operative Document to which it is a party or the business and operations of Tenant, taken as a whole, or (ii) would affect in any material respect the consummation or validity of the Operative Documents to which it is a party, or the transactions contemplated thereby.

         d. FINANCIAL INFORMATION. There has been no material adverse change in the condition of Tenant, financial or otherwise, since December 31, 1998. Landlord acknowledges receipt of Tenant's form 10Q as of September 30, 1999 and its form S-4 filed with the Securities and Exchange Commission on May 6, 1999 (as supplemented by filings made on June 18, July 2 and July 14, 1999), and agrees that the state of facts disclosed therein shall not be deemed to constitute a material adverse change from Tenant's condition as of December 31, 1998. The foregoing acknowledgment shall not constitute a standard of materiality for any other purpose than this subparagraph.

         e. NO DEFAULTS. No Default or Event of Default has occurred and is continuing. Tenant is not in default in the payment of the principal or interest on any indebtedness for borrowed money or for its deferred purchase of property or in default under any instrument or agreement under and subject to which any such indebtedness has been issued or under any lease, in each case involving the likelihood of any actions or proceedings against it which will materially and adversely affect Tenant or its ability to perform under this Lease, under this Lease or any other Operative Document to which Tenant is a party.

         f. NO VIOLATION. Neither the execution, delivery or performance by Tenant of this Lease or the other Operative Documents to be delivered by Tenant nor compliance herewith or therewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (A) any law in effect as of the Closing Date or (B) any order, writ, injunction or decree of any court or other governmental authority, or (ii) results or will result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to such agreement or instrument except for Permitted Encumbrances. Neither the execution, delivery or performance by the Tenant of this Lease, or the Operative Documents to be delivered by Tenant nor compliance by Tenant herewith or therewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (x) the articles of organization or by-laws of Tenant,

(y) any agreement or instrument to which Tenant is a party or by which it is bound, or (z) the terms of any agreement pursuant to which Tenant has borrowed money.

         g. OPERATIVE DOCUMENTS ARE LEGAL AND AUTHORIZED. This Lease and the other Operative Documents to which Tenant is a party have been duly authorized by Tenant by all necessary corporate action (including any necessary action by its shareholders) and duly executed and delivered by it, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, are legal, valid and binding obligations of Tenant enforceable against it in accordance with their respective terms.

         h. INSURANCE. All insurance required by Article 10 of this Lease to be maintained by Tenant at the date hereof is in effect, and all premiums now due and payable in respect of such insurance have been paid.

         i. CONSENTS. No consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency (including courts) under the laws of the United States of America or the Commonwealth of Massachusetts, or of any other state is required in connection with the execution and delivery or performance by Tenant of this Lease or any other Operative Document to which it is a party. All actions, consents and approvals of Tenant required to be performed on or prior to the Closing Date in connection with the transactions contemplated by the Operative Documents have been performed in accordance with their respective terms or have been obtained and remain in full force and effect as of the Closing Date.

         j. APPROVALS. Tenant holds or, if not required on the date hereof, will obtain in the ordinary course on or before the date required, all licenses, certificates, consents, approvals, and permits from governmental authorities materially necessary to perform its obligations under this Lease, to use and operate the Premises in accordance with the provisions of this Lease and to enter into and perform this Lease and the other Operative Documents.

         k. COMPLIANCE; TAXES. The Improvements, if constructed in accordance with the Approved Plans, will comply with all zoning, subdivision and other land use laws and regulations, including without limitation the Americans with Disabilities Act. Upon completion of the Improvements, Tenant will use and occupy the Premises, and the Premises are acceptable (or will be upon completion of the Improvements) to Tenant, for its business purposes. There are no eminent domain proceedings pending, or to Tenant's knowledge, threatened with respect thereto. Tenant is not in default in the payment of any taxes levied or assessed against it or its assets, non-payment of which would materially and adversely affect Tenant or its ability to perform under this Lease, under this Lease or any other Operative Document to which Tenant is a party.

         l. LEASE. Tenant has unconditionally accepted the Premises to the extent set forth under the terms and conditions of this Lease, and no offset exists with respect to any Fixed Rent or other sums payable under this Lease and no Fixed Rent or other sum payable under this Lease has been prepaid.

         m. USE. The Permitted Encumbrances do not interfere in any material respect with the intended use by Tenant of the Premises.

         n. ERISA. Tenant is not entering into this Lease or any other Operative Document or transaction contemplated hereby or thereby, directly or indirectly, in connection with any arrangement in any way involving any employee benefit plan or related trust with respect to which it is a party-in-interest, all within the meaning of ERISA and the Code.

         o. PROPERTY RELATED INFORMATION. All information provided by or on behalf of Tenant to the engineers in connection with the environmental site assessment reports contemplated by this Lease or to the Appraiser in connection with the Closing Appraisal is, to the best of Tenant's knowledge, true, accurate and complete in all material respects.

         p. LOCATION OF OFFICE AND RECORDS. Tenant's principal place of business is 233 Fortune Boulevard, Milford, Massachusetts. Tenant will keep its corporate records concerning this Lease and the Premises in its offices at such address until completion of the Improvements, at which time all such records shall be kept at the Premises. Tenant will notify Landlord and Lender promptly (but in no event later than five days after any such change) of any change in any of the information set forth in this paragraph 28(p).

29. REPRESENTATIONS AND WARRANTIES OF LANDLORD. Landlord represents and warrants to Tenant as follows as of the Closing Date:

         a. ORGANIZATION AND POWER. (i) Landlord is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and duly qualified to transact business in the Commonwealth of Massachusetts; and (ii) Landlord has full power and authority (A) to execute, deliver and perform the terms and provisions of this Lease and the other Operative Documents to which Landlord is a party, and (B) to acquire and hold a fee or leasehold estate in the Premises.

         b. AGREEMENTS LEGAL AND AUTHORIZED. This Lease and the other Operative Documents to which Landlord is a party have been duly authorized by Landlord and duly executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other parties thereto, are legal, valid and binding obligations of Landlord, enforceable against it in accordance with their respective terms.

         c. LITIGATION. There is no action, suit or proceeding pending, or to the best of Landlord's knowledge threatened, against or affecting Landlord at law or in equity before any court, or by or before any federal, state, municipal or other governmental department, commission, bound, bureau, agency, or instrumentality or arbitration which, if adversely determined, would materially and adversely affect the Premises or would question the right, power and authority of Landlord to enter into or perform this Lease or any other Operative Document to which it is a party.

         d. NO VIOLATION. Neither the execution, delivery or performance by Landlord of this Lease or the other Operative Documents to be delivered by Landlord nor compliance herewith or therewith

(i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (A) any law in effect as of the date of delivery of this Lease or (B) any order, writ, injunction or decree of any court or other governmental authority, or (ii) results or will result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to such agreement or instrument, except the liens and security interests created, and as permitted, by the Operative Documents. Neither the execution, delivery or performance by the Landlord of this Lease, or the Operative Documents to be delivered by Landlord nor compliance by Landlord herewith or therewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (x) the certificate of formation or limited liability company agreement of Landlord or
(x) any agreement or instrument to which Landlord is a party or by which it is bound.

         e. CONSENTS. No consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, bureau or agency (including courts) under the laws of the Commonwealth of Massachusetts is required in connection with the execution and delivery or performance by Landlord of this Lease or any other Operative Document to which Landlord is a party.


30. LANDLORD'S WORK.

         a. Upon the request of Tenant and in consideration of Tenant's agreement to enter into this Lease of the Premises, Landlord has entered into the Construction Contract and will use commercially reasonable efforts to cause the General Contractor to complete the construction and performance of work thereunder in accordance with the Approved Plans. Tenant will lease the Improvements, once constructed, from Landlord in accordance with the terms and conditions of this Lease, and Landlord and Tenant therefore agree that Tenant should have certain rights and obligations with respect to the performance of Landlord's Work.

               Landlord and Tenant acknowledge that the Approved Plans for Landlord's Work are not yet complete. Landlord and Tenant agree that any proposed plan or specification of a portion of Landlord's Work or a proposed revision of an Approved Plan shall be submitted from time to time by General Contractor simultaneously to both Landlord and Tenant. Landlord agrees to promptly give commercially reasonable consideration to all proposed plans and changes to plans. Landlord agrees that it will not withhold, delay or condition its approval of a plan or specification which is approved by Tenant provided the work depicted on such plan or described in such specification, when considered together with the work depicted or described in the existing Approved Plans: (i) will not increase the total cost of the Improvements set forth in the Construction Contract, and (ii) does not materially adversely affect the anticipated soundness, structural integrity, value, utility, operation or useful life of the Improvements; provided, however, that Landlord may not withhold its approval of a plan pursuant to clause (i) above if Tenant shall agree to reimburse the cost of the affected element(s) of the Improvements in the manner set forth in section 30(j) below. If Tenant shall seek Landlord's consent to a plan which contains element(s) which materially adversely affect the value, utility, operation or useful life of the Improvements, Landlord may require, as a condition to such consent, that upon expiration or termination of this Lease, Tenant shall restore the Premises to the physical construction and condition they would have been in if such element(s) included in the plan had not been approved. Upon approval by Landlord and Tenant as provided in this paragraph, the proposed plan or specification shall be an Approved Plan.

         b. So long as no Event of Default has occurred and is continuing hereunder, Landlord agrees that Landlord shall not enter into any amendment of, agree to any consent under, or give any waivers or approvals pursuant to the terms of the Construction Contract without obtaining the prior written consent of Tenant if such amendment, consent, waiver or approval would have the effect of (i) increasing any of Tenant's financial obligations under this Lease (other than an increase in Fixed Rent by reason of increased investment by Landlord, as contemplated in the Basic Lease Information), (ii) impairing or delaying in any material way Tenant's use or occupancy of the Improvements as contemplated by the Approved Plans, (iii) altering in any material adverse respect any of the Approved Plans or materially adversely affecting the soundness, structural integrity, value, utility, operation or useful life of the Improvements, or (iv) otherwise adversely affecting Tenant's rights to the use or occupancy of the Improvements as contemplated by the Approved Plans.

         c. So long as no Event of Default has occurred and is continuing hereunder, Landlord and Tenant agree that any Change Orders for Landlord's Work requiring the consent of Landlord pursuant to the terms of the Construction Contract shall require the consent of both Landlord and Tenant. Accordingly, so long as no Event of Default has occurred and is continuing hereunder, Landlord agrees not to give its consent to any Change Order unless Landlord shall first have received Tenant's prior written consent to such Change Order. Each of Landlord and Tenant agrees that it shall not unreasonably withhold, condition or delay its consent to any Change Order if such Change Order, when considered together with all other Change Orders executed and delivered to such date, (i) will not increase the total cost of the Improvements except as the cost of completion in accordance with Approved Plans necessitates the increased cost; and (ii) does not materially adversely affect the soundness, structural integrity, value, utility, operation or useful life of the Improvements, so long as the Construction Contract and the payment and performance bond relating thereto shall have been amended to reflect such Change Order for Landlord's Work; provided, however, that Landlord may not withhold its approval of a Change Order pursuant to clause (i) above if Tenant shall agree to reimburse the cost of the affected element(s) of the Improvements in the manner set forth in section 30(j) below. In addition, each of Landlord and Tenant agree that it shall not unreasonably withhold, condition or delay its consent to any Change Order if such Change Order is based on the topography or configuration of the Land, local zoning requirements, or the location of adjacent buildings, and Landlord agrees to permit the cost of such Change Order to be paid out of the contingency reserve provided in the Project Budget or, to the extent permitted by the lender under the Construction Loan, the contingency reserve provided in the Construction Contract. If Tenant shall seek Landlord's consent to a Change Order which contains element(s) which materially adversely affect the value, utility, operation or useful life of the Improvements, Landlord may require, as a condition to such consent, that upon expiration or termination of this Lease, Tenant shall restore the Premises to the physical construction and condition they would have been in if such element(s) included in the Change Order had not been approved.

         d. Upon delivery, installation, testing or completion of construction (including punch list items) of any aspect of

Landlord's Work, as appropriate, Tenant shall inspect such aspect of Landlord's Work and, unless Tenant gives Landlord timely written notice of any defect in or other objection to such aspect of Landlord's Work, (i) Tenant shall be deemed to have accepted such aspect of Landlord's Work under this Lease and (ii) Tenant shall be deemed to have agreed that such aspect of Landlord's Work is satisfactory to Tenant in all respects and suitable for its purposes hereunder. The foregoing acceptance of Landlord's Work shall not limit Tenant's rights, if any, as against General Contractor or against third parties in respect of their warranties with respect thereto.


         e. Without limiting the generality of the preceding subparagraph (i) from time to time at Landlord's request and (ii) in any event at such time as a component of the Improvements is Substantially Complete and any punchlist items with respect to such component have been addressed by General Contractor, Tenant shall execute and deliver an instrument confirming Tenant's acceptance of Landlord's Work or any appropriate portion thereof.

         f. Tenant has received and reviewed copies of the Construction Contract and the Construction Loan Documents and accepts their terms. Landlord hereby grants to Tenant, to the extent of its right to do so under the Construction Contract, the rights of Tenant described in the Construction Contract. In furtherance of the foregoing and not in limitation thereof, Tenant, at Tenant's sole cost and expense, agrees to cooperate with Landlord in all reasonable respects in (i) delivering prompt written responses to Landlord and, if requested, to General Contractor, in connection with any proposed amendment of, consents under, or giving of any waivers or approvals pursuant to the terms of the Construction Contract, (ii) delivering prompt written responses to Landlord and, if requested, to General Contractor, in connection with any Change Orders under the Construction Contract, (iii) satisfying conditions precedent to the advance of proceeds under the Construction Loan involving Tenant, (iv) delivering prompt written responses to Landlord and, if requested, to Lender, in connection with any proposed amendment of, consents under, or giving of any waivers or approvals pursuant to the terms of any of the Construction Loan Documents, (v) providing any estoppel certificates, documents, certificates or opinions reasonably requested by Landlord, General Contractor or Lender in connection with the transactions contemplated by the Construction Contract, this Lease and the Construction Loan Documents, and (vi) otherwise carrying out the effect and intent of the Construction Contract, this Lease and the Construction Loan Documents.

         g. Tenant shall at all times during the construction of the Improvements keep and maintain accurate books, records and accounts showing all materials ordered and received, and all disbursements and accounts payable in connection with the construction of the Improvements, and shall make such books, records and accounts available to Landlord, upon two business days' advance notice, for inspection and copying during normal business hours at the office of Tenant as set forth in the preliminary caption of this Lease.

         h. Tenant acknowledges and agrees that, in dealing with Landlord under the terms and provisions of this paragraph 30, Tenant shall be entitled to rely only on communications and statements of one of Landlord's Authorized Representatives, or such other person as Landlord may designate from time to time by written notice to Tenant.

         i. Tenant shall give Landlord prompt written notice of any incident of Force Majeure, commencement of any litigation, or other interruption of the construction of the Project or which may materially interfere with the ability to complete the warehouse component of the Improvements by September 1, 2000, or to complete the office building component of the Improvements by December 1, 2000.

         j. If Tenant shall have agreed to pay the increased cost shown on a proposed plan or described in a proposed specification or required by a proposed Change Order pursuant to section 30(a) or 30(c), respectively, Tenant shall reimburse the cost of such element(s) of the Improvements in question as leasehold improvement(s) promptly after Final Completion, at a price equal to the increased cost of the work described in such plan, specification or Change Order under the design/build agreement between Landlord and General Contractor, plus the interest paid by Landlord used to pay for such costs pursuant to loan terms arranged by Tenant, so that the ratio between Tenant's equity investment and the Construction Loan will, upon completion of the Improvements, remain constant, in which case any changes in Fixed Rent will be determined pursuant to the terms of this Lease. It is understood that Landlord will fund neither its equity investment nor a draw under the Construction Loan to pay for any such cost, but that such costs shall be initially paid by an accommodation third party non-recourse loan to Landlord secured either by an assignment of Tenant's cost reimbursement agreement or a letter of credit under Tenant's credit line.

31.      RESERVED.

32.      TENANT'S RIGHT OF FIRST REFUSAL.

         a. Tenant shall have a one time right of first refusal with respect to the Premises as hereinafter set forth. If at any time this Lease is in full force and effect, Landlord shall receive a bona fide offer from any third party for the purchase of the Premises, which offer Landlord shall desire to accept, Landlord shall promptly deliver to Tenant a copy of such offer (the "Offer Notice"). The delivery of the Offer Notice to Tenant shall constitute a written offer by Landlord to sell the Premises to Tenant upon the same terms and conditions as set forth in the Offer Notice. Provided that no Event of Default has occurred and is continuing, Tenant may, within twenty (20 )business days after receipt of the Offer Notice, elect to purchase the Premises on the same terms and conditions as those set forth in the Offer Notice by delivering to Landlord within said twenty (20) business days a written acceptance of such offer together with a non-refundable deposit equal to five percent (5%) of the gross purchase price (or such larger deposit as may be required by the terms of the third party offer). If Tenant accepts the offer, Landlord shall convey the Premises to Tenant in accordance with the provisions of paragraph (b) below (except that the deed shall be subject to any encumbrances contemplated by the Offer Notice) and Tenant shall pay to Landlord the purchase price and other consideration as set forth in the Offer Notice. If Tenant fails to accept the offer within the time period herein specified, Tenant's right of first refusal under this Lease shall terminate and be null and void and Landlord shall be free to, but not obligated to, complete the proposed sale of the Premises, provided that the terms on which such sale is consummated are not more favorable to the purchaser (except in DE MINIMIS respects) than the terms offered to Tenant pursuant to the Offer Notice. Tenant's right of first refusal shall become null and void upon the first sale of the

Premises to a bona fide third party. The term, "the right of first refusal" in this paragraph shall be inapplicable to a transfer to any Person affiliated with Landlord. The provisions of this paragraph shall not apply to or prohibit: (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Premises; (ii) any sale of the Premises pursuant to a private power of sale, under, or judicial foreclosure of, any mortgage, deed of trust or other security instrument or devise to which Landlord's interest in the Premises is now or hereafter subject; (iii) any transfer of Landlord's interest in the Premises to a mortgagee, beneficiary under deed of trust or other holder of a security interest therein by deed in lieu of foreclosure; or (iv) any transfer of the Premises to any governmental or quasi-governmental agency with power of condemnation.

         b. If Tenant shall accept such offer, the title closing shall take place within 20 business days after such acceptance. Landlord shall deliver to Tenant a Massachusetts quitclaim deed conveying the Premises as provided in paragraph (a) above and a certificate in customary form pursuant to section 1445 of the Internal Revenue Code of 1986, as amended; all costs of such transfer, and any closing and due diligence costs which the proposed purchaser would pay, shall be paid by Tenant. Unless all Rent and other sums due hereunder are paid in full at or prior to the title closing, Landlord may, at Landlord's option, terminate Landlord's obligation to convey the Premises pursuant to this paragraph.

33.      MISCELLANEOUS PROVISIONS.

         a. This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

         b. The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this lease or in any way to modify, amend or affect the provisions thereof.

         c. This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in writing signed by Landlord and Tenant and consented by Mortgagee (if any).

         d. Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

         e. This Lease may be executed in one or more counterparts, and may be signed by each party on a separate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.

         f. The term "Landlord" as used in this Lease shall mean only the owner or owners at the time in question of the Premises and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

         g. This Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the state where the Premises are located.

         h. Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and insurance proceeds and condemnation awards relating to the Premises, and not against any other assets, properties or funds of (1) Landlord or any director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (2) any predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other Person) of Landlord or its general partners, and (3) any other person. Landlord shall not attempt to enforce any provision of this Lease against any officer, director or individual shareholder in his or her individual capacity.

         i. Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

         j. There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (1) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (2) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

         k. The Land includes approximately nine and one-quarter (9.25) acres of land abutting Central Street which is zoned for residential use and which Tenant wishes to have excluded from this Lease upon completion of the subdivision of such land (for purposes of this section, the term "subdivision" shall include a so-called "Approval Not Required" determination by the governmental authorities having jurisdiction that the plan(s) showing the new lots created does not require approval under the Subdivision Control Law). Landlord agrees to cooperate, at Tenant's expense, in obtaining such subdivision and, if obtained, Landlord agrees to convey such land, for nominal non-monetary consideration, to Tenant or upon Tenant's written direction, provided that such conveyance will not result in the Premises being in violation of any applicable law, order, rule, ordinance or regulation. If Tenant makes application for such subdivision and approval thereof is granted prior to repayment of the Construction Loan, Landlord agrees to (i) use commercially reasonable efforts (which efforts shall not require any payment other than nominal processing or recording costs or the fees of the construction lender's counsel, which Tenant shall pay) to cause the construction lender to release the land so subdivided from the Premises securing the Construction Loan, and (ii) to exclude such land or subdivided portion thereof from any mortgage thereafter granted by Landlord to the maximum degree possible and still be able to obtain a 75% loan-to-value permanent loan. If Tenant has not made application for such subdivision or such approval has not been granted at the time of the Construction Loan, Landlord agrees that any mortgage thereafter granted by Landlord shall provide for release of such land without the requirement of any payment other than nominal processing or recording costs, provided that the release of such land will not reduce the loan value of the Premises. Such costs, and all costs of such conveyance, including transfer taxes and Landlord's reasonable attorneys' fees, shall be paid by Tenant.

         l. Tenant shall pay the fees and expenses of any and all professionals retained by it in connection with the transactions contemplated by the Construction Contract, this Lease and the Construction Loan Documents, to the extent that such fees and expenses are not included within the Cost of the Project.

         m. Tenant agrees to indemnify and hold harmless the Indemnified Parties from and against any and all liability and loss with respect to or resulting from the non-payment or delayed payment of any fees and expenses including any interest or penalties thereon payable by Tenant hereunder.

         n. Whenever in this Lease either party is required to take an action within a particular time period, delays caused by acts of God, war, major casualty, strike, labor shortage or other cause beyond the reasonable control of such party shall not be counted in determining the time in which such performance must be completed (except in the case of the obligation to pay money) so long as such party shall, promptly after the commencement of such delay, shall give the other party notice thereof and estimating the duration thereof.

         o. If at any time a dispute shall arise as to any amount to be paid by one party to the other hereunder, the obligor may make payment "under protest", and such payment shall not be deemed a voluntary payment, and the right of the obligor to contest its liability for such payment shall survive such payment.

         p. Landlord and Tenant each represent that they have dealt with no broker, finder or other person who could legally charge a commission in connection with Landlord's acquisition of the Land or with this Lease, other than The Binswanger Companies, whose commission shall be included in the Project Budget and paid as a Cost of the Project.

         q. The relationship between Landlord and Tenant under this Lease is solely that of landlord and tenant. Landlord shall have no liabilities whatsoever as an "employer" of Tenant, nor shall Landlord have any responsibility to provide any benefits normally associated with employee status. Tenant covenants and agrees that it neither hold itself out as, nor claim to be an officer, director, partner or employee of Landlord by reason of any term or provision of this Lease, and that it will not by reason hereof make any claim, demand or application to or for any right or privilege applicable to an officer, director, partner or employee of Landlord.

         r. To facilitate Tenant's financing of personal property, Landlord hereby waives all liens, claims, demands or rights, including the right to levy or distrain for unpaid rent, which Landlord may have or hereafter acquire on any personal property located on the Premises. Before any such equipment lessor or secured party may remove any personal property form the Premises, it shall enter into an agreement with Landlord to repair any damage to the Premises caused by such removal.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have hereunto set their hands under seal as of the day and year first above written.


                          LANDLORD:

                          ACRE HPC, LLC

                          By ACRE SIMON, L.L.C.
                          Its sole member

                                   By AMERICAN CORPORATE REAL ESTATE, LLC
                                   Its Operating Member


                                   By: /s/ R. Michael Dorsch III
                                      -----------------------------------
                                      R. Michael Dorsch III
                                      Its Authorized Representative


                          TENANT:

                          THE HOLMES GROUP, INC.


                          By: /s/ Ira B. Morgenstern
                             -----------------------------------
                             Name: Ira B. Morgenstern
                             Title: Senior Vice President

                                    EXHIBIT A

                            LEGAL DESCRIPTION - LAND


Beginning at a point on the northerly sideline of Central Street, said point being the southeasterly corner of the described lot;

Thence running for three courses along the northerly sideline of Central Street:
         along a curve to the right with a radius of 500.00 feet and a length of
         295.79 feet to a point;
         along a curve to the left with a radius of 525.00 feet and a length of
         306.82 feet to a point; N 77(degree) 47' 49" W a distance of 310.39 feet to a point;


Thence turning and running by land of Buchanan N 04(degree) 36' 24" E a distance of 578.65 feet to a drill hole;

Thence turning and running by land of Domingos along the wall for five courses:
         N 10(degree) 31' 26" W a distance of 29.85 feet to a drill hole;
         N 12(degree) 28' 53" W a distance of 398.14 feet to a drill hole;
         N 12(degree) 55' 11" W a distance of 241.06 feet to a drill hole;
         N 13(degree) 11' 37" W a distance of 244.30 feet to a drill hole;
         N 10(degree) 18' 04" W a distance of 117.25 feet to a drill hole;

Thence turning and continuing by land of Domingos S 81(degree) 38' 23" E a distance of 33.73 feet to a drill hole;

Thence running by land of Comeau for two courses:
         S 81(degree) 33' 14" E a distance of 396.00 feet to a point;
         S 80(degree) 34' 42" E a distance of 284.22 feet to a point on the westerly sideline of Industrial Road;

Thence turning and running along the sideline of Industrial Road for five courses:
         S 36(degree) 33' 09" W a distance of 158.77 feet to a point;
         along a curve to the right with a radius of 25.00 feet and length of
         24.71 feet to a point;
         along a curve to the left with a radius of 75.00 feet and a length of
         383.88 feet to a point;
         along a curve to the right with a radius of 25.00 feet and a length of
         24.71 feet to a point;
         N 36(degree) 33' 09" E a distance of 189.51 feet to a point on the easterly sideline of Industrial Road;

Thence turning and running by land of Comeau for three courses:
         S 80(degree) 34' 42" E a distance of 29.76 feet to a point;
         S 81(degree) 44' 55" E a distance of 528.89 feet to a drill hole; S 79(degree) 52' 36" E a distance of 376.94 feet to a drill hole;

Thence turning and continuing by land of Comeau S 13(degree) 49' 13" W a distance of 600.18 feet to a drill hole;
Thence running by land of Kenny, Balducci, Pratt and Pratt S 25(degree) 30' 18" W a distance of 673.00 feet to a drill hole;

Thence running by land of Pratt S 25(degree) 28' 56" W a distance of 508.57 feet to a point;

Thence turning and running by land of Parrella S 77(degree) 04' 43" W a distance of 45.83 feet to an iron rod;

Thence continuing by land of Parrella S 00(degree) 45' 24" E a distance of 7.92 feet to the point of beginning.

The above-described parcel contains 2,093,824 square feet, or 48.068 acres, more or less, as shown on a plan entitled "Plan of Land, Milford, Mass." prepared by GLM Engineering Consultants, Inc., dated March 12, 1999, and recorded in Plan Book 746 as Plan 30.

                                    EXHIBIT B

            DESCRIPTION OF EQUIPMENT, PERSONAL PROPERTY AND FIXTURES

                                    ELEVATORS

                                    EXHIBIT C
                             PERMITTED ENCUMBRANCES

                                    EXHIBIT D
                                 PROJECT BUDGET